EXHIBIT 10.1
EXECUTION VERSION

INVITATION HOMES OPERATING PARTNERSHIP LP

$300,000,000

2.46% Senior Notes, Series A, due May 25, 2028
3.18% Senior Notes, Series B, due May 25, 2036

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NOTE PURCHASE AGREEMENT

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Dated as of May 25, 2021

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SCHEDULE A        —    Defined Terms

SCHEDULE 1(a)        —    Form of 2.46% Senior Notes, Series A, due May 25, 2028

SCHEDULE 1(b)            Form of 3.18% Senior Notes, Series B, due May 25, 2036

SCHEDULE 4.4(a)        —     Form of Opinion of Special Counsel for the Company

SCHEDULE 4.4(b)        —    Form of Opinion of Special Counsel for the Purchasers

SCHEDULE 5.3            —    Disclosure Materials

SCHEDULE 5.4            —    Subsidiaries of the Company and Ownership of Subsidiary Stock

SCHEDULE 5.5            —    Financial Statements

SCHEDULE 5.10        —    Unencumbered Assets and Direct Owners Thereof

SCHEDULE 5.15        —    Existing Indebtedness

SCHEDULE 10.1        —    Affiliate Transactions

PURCHASER SCHEDULE —    Information Relating to Purchasers

EXHIBIT SG            —    Form of Subsidiary Guaranty

EXHIBIT PG            —    Form of Parent Guaranty

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INVITATION HOMES OPERATING PARTNERSHIP LP
1717 Main Street, Suite 2000
Dallas, TX 75201

2.46% Senior Notes, Series A, due May 25, 2028
3.18% Senior Notes, Series B, due May 25, 2036

Dated as of May 25, 2021

To each of the Purchasers listed
in the Purchaser Schedule hereto:
Ladies and Gentlemen:
Invitation Homes Operating Partnership LP, a Delaware limited partnership (the “Company”), agrees with each of the Purchasers as follows:
Section 1.    AUTHORIZATION OF NOTES.
The Company will authorize the issue and sale of $300,000,000 aggregate principal amount of its Senior Notes, of which $150,000,000 aggregate principal amount shall be its 2.46% Senior Notes, Series A, due May 25, 2028 (the “Series A Notes”) and $150,000,000 aggregate principal amount shall be its 3.18% Senior Notes, Series B, due May 25, 2036 (the “Series B Notes”). The Series A Notes and the Series B Notes are hereinafter referred to collectively as the “Notes.” The Series A Notes and the Series B Notes shall be substantially in the forms set out in Schedule 1(a) and Schedule 1(b), respectively. Certain capitalized and other terms used in this Agreement are defined in Schedule A and, for purposes of this Agreement, the rules of construction set forth in Section 22.4 shall govern.
Section 2.    SALE AND PURCHASE OF NOTES.
Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes of the series and in the principal amount specified opposite such Purchaser’s name in the Purchaser Schedule at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

Section 3.    CLOSING.
The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Schiff Hardin LLP, 1185 Avenue of the Americas, Suite 3000, New York, New York 10036, at 11:00 a.m., New York time, at a closing (the “Closing”) on May 25, 2021. At the Closing, the Company will deliver to each Purchaser the Notes of each series to be purchased by such Purchaser in the form of a single Note of such series (or such greater number of Notes of such series in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer to the account of the Company set forth in the funding instructions delivered by the Company pursuant to Section 4.10. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure by the Company to tender such Notes or any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction.
Section 4.    CONDITIONS TO CLOSING.
Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:
Section 4.1.    Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at the Closing.
Section 4.2.    Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing. Before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since February 12, 2021 that would have been prohibited by Section 10 had such Section applied since such date.
    Section 4.3.    Compliance Certificates.
(a)    Officer’s Certificate of the Company. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.
(b)    Secretary’s Certificate of the Company. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to (1) the resolutions attached thereto and other limited partnership proceedings relating to the authorization, execution and delivery of the Notes and this Agreement and (2) the Company’s organizational documents as then in effect.
Section 4.4.    Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Sidley Austin LLP, counsel for the Company, covering the matters set forth in Schedule 4.4(a), and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (b) from Schiff Hardin LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Schedule 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.
Section 4.5.    Purchase Permitted by Applicable Law, Etc. On the date of the Closing, such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date of this Agreement. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate from the Company certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.
Section 4.6.    Sale of Other Notes. Contemporaneously with the Closing, the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in the Purchaser Schedule.
Section 4.7.    Payment of Special Counsel Fees. Without limiting Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4(b) to the extent reflected in a statement of such counsel rendered to the Company at least three Business Days prior to the Closing.
Section 4.8.    Private Placement Numbers. A Private Placement Number issued by CUSIP Global Services (in cooperation with the SVO) shall have been obtained for each series of the Notes.
Section 4.9.    Changes in Corporate Structure. The Company shall not have changed its jurisdiction of organization or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.
Section 4.10.    Funding Instructions. At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible

Officer on letterhead of the Company directing the manner of the payment of the purchase price for the Notes and setting forth (a) the name and address of the transferee bank and the name and telephone number of a contact person at such bank, (b) such transferee bank’s ABA number, (c) the account name and number into which the purchase price for the Notes is to be deposited and (d) the name and telephone number of a Responsible Officer of the Company responsible for (1) verifying receipt of the funds and (2) verifying the information set forth in the instructions. Each Purchaser has the right, but not the obligation, upon written notice (which may be by email) to the Company, to elect to deliver a micro deposit (less than $51.00) to the account identified in the written instructions no later than two Business Days prior to Closing. If a Purchaser delivers a micro deposit, a Responsible Officer must verbally verify the receipt and amount of the micro deposit to such Purchaser on a telephone call initiated by such Purchaser prior to Closing. The Company shall not be obligated to return the amount of the micro deposit, nor will the amount of the micro deposit be netted against the Purchaser’s purchase price of the Notes.
Section 4.11.    Evidence of a Rating. Such Purchaser shall have received evidence from Fitch that either (a) the Company or (b) each series of the Notes, as of the date of the Closing, has a rating of at least “BBB.” If such rating is not a public rating, the evidence of such rating shall satisfy the requirements set forth in Section 9.8(c).
Section 4.12.    Evidence of Investment Grade Release under Bank Credit Agreement. Such Purchaser shall have received evidence from the Company that the Investment Grade Release (as defined in the Bank Credit Agreement) shall have occurred.
Section 4.13.    Proceedings and Documents. All limited partnership and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.
Section 5.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
The Company represents and warrants to each Purchaser that:
Section 5.1.    Organization; Power and Authority.
(a)    The Company is a limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign limited partnership and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the limited partnership power and authority to transact its business as now conducted, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof. The Company has the limited partnership power and authority, in all material respects, to own or hold under lease the properties it purports to own or hold under lease.

(b)    Each Parent Entity is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Parent Entity has the corporate or other power and authority to transact its business as now conducted. Each Parent Entity has the corporate or other power and authority, in all material respects, to own or hold under lease the properties it purports to own or hold under lease.
Section 5.2.    Authorization, Etc. This Agreement and the Notes have been duly authorized by all necessary limited partnership action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
Section 5.3.    Disclosure. This Agreement, the financial statements listed in Schedule 5.5 and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company prior to February 24, 2021 in connection with the transactions contemplated hereby and identified in Schedule 5.3 (this Agreement and such documents, certificates or other writings and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Notwithstanding the foregoing, the Company does not make any representations or warranties with respect to any projections or forward looking statements contained in any of the Disclosure Documents, other than that such projections and forward looking statements were prepared in good faith based upon assumptions believed to be reasonable at the time prepared (it being understood and agreed that actual results may vary materially from projections). Except as disclosed in the Disclosure Documents, since December 31, 2020, there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.
Section 5.4.    Organization and Ownership of Shares of Subsidiaries; Affiliates.
(a)    Schedule 5.4 contains (except as noted therein) complete and correct lists of (1) the Company’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary and whether such Subsidiary is a Subsidiary Guarantor and/or a Direct Owner, (2) the

Company’s Affiliates, other than Subsidiaries, and (3) the directors and senior officers of the Company GP.
(b)    All of the outstanding shares of capital stock or similar Equity Interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of any Lien that is prohibited by this Agreement.
(c)    Each Subsidiary is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to transact its business as now conducted. Each such Subsidiary has the corporate or other power and authority, in all material respects, to own or hold under lease the properties it purports to own or hold under lease.
(d)    No Subsidiary is subject to any legal, regulatory, contractual or other restriction (other than this Agreement, the agreements listed on Schedule 5.4, customary limitations imposed by corporate law or similar statutes and customary limitations on dividends or distributions provided in favor of any holder of Nonrecourse Indebtedness incurred in the ordinary course of business by Subsidiaries that are not Note Parties) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of the Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.
Section 5.5.    Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of such financial statements (including in each case the related schedules and notes) present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company and the Subsidiaries do not have any Material liabilities that are not disclosed in the Disclosure Documents.
Section 5.6.    Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (1) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, regulations or by-laws, shareholders agreement or any other material agreement or instrument to which the

Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (3) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.
Section 5.7.    Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.
Section 5.8.    Litigation; Observance of Agreements, Statutes and Orders.
(a)     There are no actions, suits, investigations or proceedings pending or, to the best knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority as to which there is a reasonable likelihood of an adverse determination and that, if adversely determined, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)    None of the Company, any Subsidiary or any Parent Entity is (1) in default under any agreement or instrument to which it is a party or by which it is bound, (2) in violation of any order, judgment, decree or ruling of any court, any arbitrator of any kind or any Governmental Authority or (3) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), in the case of each of clauses (1) through (3), which default or violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 5.9.    Taxes.
(a)    The Company and the Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments or filings related thereto (1) the amount of which, individually or in the aggregate, is not Material or (2) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the

Company and the Subsidiaries in respect of U.S. federal, state or other taxes for all fiscal periods are adequate. The U.S. federal income tax liabilities of the Company and the Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2015.
(b)    The Parent (1) qualifies as a REIT, (2) has elected to be treated as a REIT and has not revoked its election to be a REIT and (3) is in material compliance with all other requirements and conditions imposed under the Code to allow it to maintain its status as a REIT.
    Section 5.10.    Title to Property; Leases. The Company and the Subsidiaries have good and sufficient title to, or valid leasehold interests in, their respective properties (whether owned or leased) that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after such date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. Each of the assets included as Unencumbered Assets for purposes of the Financial Covenants satisfies the requirements for an Unencumbered Asset set forth in the definition thereof. As of the date of the Closing, Schedule 5.10 sets forth a list of the Unencumbered Assets and the Direct Owners thereof.
Section 5.11.    Licenses, Permits, Etc.
(a)    The Company and the Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto necessary for the conduct of its respective business, without known conflict with the rights of others;
(b)    to the best knowledge of the Company, no product or service of the Company or any of the Subsidiaries infringes in any respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person; and
(c)    to the best knowledge of the Company, there is no violation by any Person of any right of the Company or any of the Subsidiaries with respect to any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of the Subsidiaries, except in any of the foregoing clauses (a) through (c) as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.12.    Compliance with Employee Benefit Plans.
(a)    The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.
(b)    The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.
(c)    The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.
(d)    The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with FASB ASC Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.
(e)    The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

(f)    The Company and its Subsidiaries do not have any Non-U.S. Plans.
Section 5.13.    Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy the Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than two other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.
Section 5.14.    Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes hereunder for general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 25% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 25% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.
Section 5.15.    Existing Indebtedness; Future Liens.
(a)    Except as described therein, Schedule 5.15 sets forth a complete and correct summary list of all outstanding Indebtedness of the Company and its Subsidiaries as of April 30, 2021 (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any guaranty thereof), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.
(b)    Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that is prohibited by this Agreement.
(c)    None of the Company, any Subsidiary or any Parent Entity is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company, such Subsidiary or such Parent Entity, any agreement relating thereto or any other agreement (including its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as disclosed in Schedule 5.15.
Section 5.16.    Foreign Assets Control Regulations, Etc.
(a)    Neither the Company nor any Controlled Entity (1) is a Blocked Person, (2) has been notified that its name appears or may in the future appear on a State Sanctions List or (3) is a target of sanctions that have been imposed by the United Nations or the European Union.
(b)    Neither the Company nor any Controlled Entity (1) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (2) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.
(c)    No part of the proceeds from the sale of the Notes hereunder:
(1)    constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (ii) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (iii) otherwise in violation of any U.S. Economic Sanctions Laws;
(2)    will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or
(3)    will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.
(d)    The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.
Section 5.17.    Status under Certain Statutes. No Note Party is required to be registered as an “investment company” under the Investment Company Act of 1940, either before or after giving effect to the offer and sale of the Notes and the application of the proceeds thereof, or is subject to regulation under the Federal Power Act.
Section 5.18.    Environmental Matters.
(a)    Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim and no proceeding has been instituted asserting any claim against the Company or any of its Subsidiaries or any of their respective real properties or other assets now or formerly owned, leased or operated by any of them, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.
(b)    Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(c)    Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(d)    Neither the Company nor any Subsidiary has disposed of any Hazardous Materials in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(e)    All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
Section 6.    REPRESENTATIONS OF THE PURCHASERS.
Section 6.1.    Purchase for Investment. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.
    Section 6.2.    Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:
(a)    the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or
(b)    the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or
(c)    the Source is either (1) an insurance company pooled separate account, within the meaning of PTE 90-1 or (2) a bank collective investment fund, within the meaning of PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or
(d)    the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM

Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (1) the identity of such QPAM and (2) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or
(e)    the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a Person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (1) the identity of such INHAM and (2) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or
(f)    the Source is a governmental plan; or
(g)    the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or
(h)    the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.
As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.
Section 7.    INFORMATION AS TO COMPANY.
    Section 7.1.    Financial and Business Information. The Company shall deliver to each holder of a Note that is an Institutional Investor:
(a)    Quarterly Statements — within 45 days (or such shorter period as is the date on which the corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than 45 days) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:
(1)    a consolidated balance sheet of the Consolidated Group as at the end of such quarter, and

(2)    consolidated statements of income, changes in shareholders’ equity and cash flows of the Consolidated Group, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer of the Company as presenting fairly, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments; provided that delivery within the time period specified above of the same such information in respect of the Parent shall be deemed to satisfy the requirements of this Section 7.1(a) so long as it is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to the Parent on the one hand, and the information relating to the Company and the Subsidiaries, as applicable, on a stand-alone basis on the other hand;
(b)    Annual Statements — within 120 days (or such shorter period as is the date on which the corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than 120 days) after the end of each fiscal year of the Company, duplicate copies of:
(1)    a consolidated balance sheet of the Consolidated Group as at the end of such year, and
(2)    consolidated statements of income, changes in shareholders’ equity and cash flows of the Consolidated Group for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based, other than a “going concern” expressly resulting from an upcoming maturity date under any Indebtedness of the Consolidated Group occurring within one year from the time the opinion is delivered or a prospective default under any of the Financial Covenants) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances; provided that delivery within the time period specified above of the same such information in respect of the Parent shall be deemed to satisfy the requirements of this Section 7.1(b) so long as it is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to the Parent on the one hand, and the information relating to the Company and the Subsidiaries, as applicable, on a stand-alone basis on the other hand;
(c)    SEC and Other Reports — promptly upon their becoming available, one copy of (1) each financial statement, report, notice, proxy statement or similar document in each case concerning a material matter sent (i) by the Company or any Subsidiary to its creditors under any Material Credit Facility (excluding information sent to such creditors in the ordinary course of administration of a credit facility, such as information relating to pricing and borrowing availability) or (ii) sent by the Parent to its public Securities holders generally, and (2) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary or the Parent with the SEC and of all press releases and other statements made available generally by the Company or any Subsidiary or the Parent to the public concerning developments that are Material;
(d)    Notice of Default or Event of Default — promptly, and in any event within five Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;
(e)    Employee Benefits Matters — promptly, and in any event within five Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:
(1)    with respect to any Plan, any reportable event which could reasonably be expected to have a Material Adverse Effect, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date of this Agreement;
(2)    the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan and, such event could reasonably be expected to have a Material Adverse Effect;
(3)    any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect; or
(4)    receipt of notice of the imposition of a Material financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans;
(f)    Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;
(g)    Resignation or Replacement of Auditors — within 10 Business Days following the date on which the Company’s auditors resign or the Company elects to change auditors, as the case may be, notification thereof; and
(h)    Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company, any Subsidiary or the Parent (including actual copies of the Parent’s Form 10Q and Form 10K) or relating to the ability of the Company or any Guarantor to perform its obligations hereunder, under the Notes or under any Guaranty Agreement as from time to time may be reasonably requested by any such holder of a Note.
Section 7.2.    Officer’s Certificate. Each set of financial statements delivered to a holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer of the Company:
(a)    Covenant Compliance — (1) certifying that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the financial statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto, (2) setting forth (i) reasonably detailed calculations and computations necessary to determine the Unencumbered Asset Value as at the end of the quarterly or annual period covered by the financial statements then being furnished and demonstrating compliance with the Financial Covenants in effect during the quarterly or annual period covered by the financial statements then being furnished including, (A) if requested by the Required Holders, summary information for each MSA in which an Unencumbered Asset is located, including the number of Unencumbered Assets located therein, the percentage thereof that are leased and the portions of Unencumbered Asset Value and Unencumbered NOI attributable thereto and (B) a schedule of Indebtedness of the Company and its Subsidiaries, to the extent included in such calculations and computations and (ii) notice of any Significant Acquisition made during the relevant period covered by the financial statements then being furnished and whether the Company has made the elections provided for in Section 10.7(a) and Section 10.7(c), and (3) stating whether any change in GAAP or in the application thereof has occurred since the date of the most recent audited financial statements delivered pursuant to Section 7.1(b) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate. In the event that the Company or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement in accordance with the definition of GAAP) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election; and
    (b)    Guarantors – setting forth a list of all Subsidiaries and Parent Entities that are Guarantors and certifying that each Person that is required to be a Guarantor pursuant to Section 9.9 or Section 9.10 is a Guarantor, in each case, as of the date of such certificate of such Senior Financial Officer.
Section 7.3.    Visitation. The Company shall permit the representatives of each holder of a Note that is an Institutional Investor:
    (a)    No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants so long as an officer of the Company is permitted to participate, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and during normal business hours as often as may be reasonably requested in writing; and
    (b)    Default — if a Default or Event of Default then exists, at the expense of the Company and upon reasonable prior notice to the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and its independent public accountants so long as an officer of the Company is permitted to participate (and by this provision and subject to the preceding language in this clause (b) the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be reasonably requested.

Section 7.4.    Electronic Delivery. Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by the Company pursuant to Sections 7.1(a), (b), (c) or (g) and Section 7.2 shall be deemed to have been delivered if the Company satisfies any of the following requirements with respect thereto:
(a)    such financial statements satisfying the requirements of Section 7.1(a) or (b) and related Officer’s Certificate satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) are delivered to each holder of a Note by e-mail at the e-mail address set forth in such holder’s Purchaser Schedule or as communicated from time to time in a separate writing delivered to the Company;
(b)    the Company or the Parent shall have timely filed such Form 10–Q or Form 10–K, satisfying the requirements of Section 7.1(a) or Section 7.1(b), as the case may be, with the SEC on EDGAR and shall have made such form and the related Officer’s Certificate satisfying the requirements of Section 7.2 available on its home page on the internet, which is located at http://www.invitationhomes.com as of the date of this Agreement;
    (c)    such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) are timely posted by or on behalf of the Company on IntraLinks or on any other similar website to which each holder of Notes has free access; or
    (d)    the Company shall have timely filed any of the items referred to in Section 7.1(c) or Section 7.1(g) with the SEC on EDGAR and shall have made such items available on its home page on the internet or on IntraLinks or on any other similar website to which each holder of Notes has free access;
provided however, that in no case shall access to such financial statements, other information and Officer’s Certificates be conditioned upon any waiver or other agreement or consent (other than confidentiality provisions consistent with Section 20 of this Agreement); provided further, that in the case of any of clauses (b), (c) or (d), the Company shall have given each holder of a Note prior written notice, which may be by e-mail or in accordance with Section 18, of such posting or filing in connection with each delivery, provided further, that upon request of any holder to receive paper copies of such forms, financial statements, other information and Officer’s Certificates or to receive them by e-mail, the Company will promptly e-mail them or deliver such paper copies, as the case may be, to such holder.
Section 8.        PAYMENT AND PREPAYMENT OF THE NOTES.
Section 8.1.    Maturity. As provided therein, the entire unpaid principal balance of each Note shall be due and payable on the Maturity Date thereof.

Section 8.2.    Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of prepayment and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 10 days and not more than 60 days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 17. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer of the Company as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.
Section 8.3.    Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.2 and in the case of each offer of partial purchase of the Notes pursuant to clause (b) of the first sentence of Section 8.5, the principal amount of the Notes to be prepaid or offered to be purchased, as the case may be, shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment or purchase.
Section 8.4.    Maturity; Surrender, Etc.     In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.
Section 8.5.    Purchase of Notes. The Company will, not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder of Notes with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 10 Business Days unless the Company and the Required Holders agree to another time period pursuant to Section 17. If the holders of more than 50% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of Notes of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer unless the Company and the Required Holders agree to another time period pursuant to Section 17. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.
Section 8.6.    Make-Whole Amount.
The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:
“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.
“Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (a) 0.50% plus (b) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the remaining term of such Note as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to the remaining term of such Note, then such implied yield to maturity will be determined by (1) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (2) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (i) closest to and greater than the remaining term of such Note and (ii) closest to and less than the remaining term of such Note. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.
If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (A) 0.50% plus (B) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the remaining term of such Note as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to the remaining term of such Note, such implied yield to maturity will be determined by interpolating linearly between (I) the U.S. Treasury constant maturity so reported with the term closest to and greater than the remaining term of such Note and (II) the U.S. Treasury constant maturity so reported with the term closest to and less than the remaining term of such Note. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.
“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.
“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
Section 8.7.    Offer to Prepay Notes in the Event of a Change of Control. If a Change of Control shall occur, the Company shall within 10 Business Days thereafter give written notice thereof (a “Change of Control Prepayment Notice”) to each holder of Notes, which notice shall (1) refer specifically to this Section 8.7 and describe in reasonable detail such Change of Control and (2) offer to prepay on a Business Day not less than 30 days and not more than 60 days after the date of such Change of Control Prepayment Notice (the “Change of Control Prepayment Date”) the Notes of such holder, at 100% of the principal amount thereof, together with interest accrued thereon to the Change of Control Prepayment Date, (3) specify the Change of Control Response Date (as defined below) and (4) state that the failure by a holder to respond to such offer by the Change of Control Response Date shall result in such offer to such holder being deemed rejected. Each such notice shall also specify the principal amount of each Note offered to be prepaid and the interest that would be due on each Note offered to be prepaid, accrued to the Change of Control Prepayment Date. Each holder of a Note shall notify the Company of such holder’s acceptance or rejection of such offer by giving written notice of such acceptance or rejection to the Company on a date at least 10 Business Days prior to the Change of Control Prepayment Date (such date 10 Business Days prior to the Change of Control Prepayment Date being the “Change of Control Response Date”). The Company shall prepay on the Change of Control Prepayment Date all of the Notes held by each holder that has accepted such offer in accordance with this Section 8.7 at a price in respect of each such Note held by such holder equal to 100% of the principal amount thereof, together with interest accrued thereon to the Change of Control Prepayment Date. The failure by a holder of any Note to respond to such offer in writing on or before the Change of Control Response Date shall be deemed to be a rejection
Section 8.8.    Optional Prepayment at Par. So long as no Default or Event of Default shall have occurred and be continuing, the Company may, at its option, upon notice as provided below, prepay (a) all of the Series A Notes then outstanding at any time during the 30-day period immediately preceding the Maturity Date of the Series A Notes or (b) all of the Series B Notes then outstanding any time during the 90-day period immediately preceding the Maturity Date of the Series B Notes, in each case at 100% of the principal amount of the Notes of such series then outstanding, together with interest accrued thereon to the date of prepayment. The Company will give each holder of Notes of the series to be prepaid (with a copy to each other holder of the Notes) written notice of each optional prepayment pursuant to this Section 8.8 not less than 10 days and not more than 60 days prior to the date fixed for such prepayment; provided that any prepayment of the Series A Notes under this Section 8.8 shall not occur prior to the date that is 30 days preceding the Maturity Date of the Series A Notes and any prepayment of the Series B Notes under this Section 8.8 shall not occur prior to the date that is 90 days preceding the Maturity Date of the Series B Notes. Each such notice shall specifically refer to this Section 8.8 and shall specify the prepayment date (which shall be a Business Day), the aggregate principal amount of the Notes of the series to be prepaid on such date, the principal amount of each Note of such series held by such holder to be prepaid, and the accrued interest to be paid on the prepayment date with respect to such principal amount being prepaid.
Section 8.9.    Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, (a) except as set forth in clause (b), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (b) any payment of principal of or Make-Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.
Section 9.    AFFIRMATIVE COVENANTS.
The Company covenants that so long as any of the Notes are outstanding:
Section 9.1.    Compliance with Laws. Without limiting Section 10.4, the Company will, and will cause each Guarantor and each of the Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject (including ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16) and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 9.2.    Insurance. The Company will, and will cause each Guarantor and each of the Subsidiaries to, maintain (either directly or indirectly by causing its tenants to maintain), with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.
Section 9.3.    Maintenance of Properties. The Company will, and will cause Guarantor and each of the Subsidiaries to, maintain and keep, or cause to be maintained and kept, all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except to the extent any failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 9.4.    Payment of Taxes and Claims. The Company will, and will cause each Guarantor and each of the Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company, any Guarantor or any Subsidiary, provided that none of the Company, any Guarantor or any Subsidiary need file any such return or pay any such tax, assessment, charge, levy or claim if (a) the amount, applicability or validity thereof is contested by the Company, such Guarantor or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company, a Guarantor or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company, such Guarantor or such Subsidiary or (b) the failure to file all such returns or the nonpayment of all such taxes, assessments, charges, levies and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 9.5.    Corporate Existence, Etc. Subject to Section 10.2, the Company will at all times preserve and keep its limited partnership existence in full force and effect. Subject to Section 10.2, the Company will, and will cause each Guarantor and the Subsidiaries to, at all times preserve and keep in full force and effect the corporate or other legal existence of each Guarantor and each of the Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company, each Guarantor and each of the Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate or other legal existence, right or franchise could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 9.6.    Books and Records. The Company will, and will cause each Guarantor and each of the Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company, such Guarantor or such Subsidiary, as the case may be. The

Company will, and will cause each Guarantor and each of the Subsidiaries to, keep books, records and accounts which, in reasonable detail, accurately reflect all material transactions and material dispositions of assets. The Company, each Guarantor and the Subsidiaries have devised a system of internal accounting controls sufficient to provide reasonable assurances that their respective books, records, and accounts accurately reflect all material transactions and material dispositions of assets and the Company will, and will cause each Guarantor and each of the Subsidiaries to, continue to maintain such system.
Section 9.7.    REIT Status. The Company will cause the Parent to maintain its REIT status under the Code; provided that the requirements of this Section 9.7 may be waived in writing by the Required Holders in their reasonable discretion so long as (a) the preservation and maintenance of REIT status under the Code is no longer desirable in the conduct of the business of the Company, the Subsidiaries and the Parent, taken as a whole, and that the failure to maintain and preserve REIT status is not disadvantageous in any material respect to the holders of the Notes, in each case, as determined in good faith by the Company and (b) the failure to maintain and preserve REIT status could not reasonably be expected to have a Material Adverse Effect.
Section 9.8.    Rating on the Notes.
(a)     If the Company has not delivered evidence of a Notes Rating pursuant to Section 4.12(b), the Company shall, within 30 days after the date of the Closing, deliver to each holder of Notes evidence of a Notes Rating for each series of the Notes of at least “BBB-” or “Baa3”, as applicable. If such Notes Rating is not a public rating such Notes Rating shall satisfy the requirements set forth in clause (c) below.
(b)    Subject to clause (a) above, the Company shall at all times maintain a Notes Rating for each series of the Notes.
(c)    At any time that the Notes Rating maintained pursuant to clause (b) above is not a public rating, the Company will provide to each holder of Notes that is an Institutional Investor (1) at least annually (but not more than 30 days prior to each anniversary of the date of the Closing), a copy of a letter evidencing such Notes Rating, which letter shall (i) set forth the Notes Rating for each series of the Notes, (ii) include a reference to the Private Placement Number in respect of each series of the Notes, (iii) be in a form that may be provided to the SVO or any other regulatory authority having jurisdiction over the holders of the Notes and (iv) address the likelihood of payment of both principal and interest on the Notes (which requirement shall be deemed satisfied if such letter is silent as to the likelihood of payment of both principal and interest and does not otherwise include any indication to the contrary) and (2) promptly upon the occurrence thereof, notice any change in the Notes Rating.
Section 9.9.    Subsidiary Guarantors.
(a)    The Company will cause each of the Subsidiaries that guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co-

borrower or otherwise, for or in respect of any Indebtedness under any Material Credit Facility, concurrently therewith, to:
(1)    enter into a subsidiary guaranty agreement substantially in the form of Exhibit SG (a “Subsidiary Guaranty”) or, if a Subsidiary Guaranty is then in effect, a supplement to such Subsidiary Guaranty in the form of Exhibit A thereto (a “Subsidiary Guaranty Supplement”); and
(2)    deliver the following to each holder of a Note:
(i)    an executed counterpart of such Subsidiary Guaranty or such Subsidiary Guaranty Supplement, as the case may be;
(ii)    all documents as may be reasonably requested by the Required Holders to evidence the due organization, continuing existence and, where applicable, good standing of such Subsidiary and the due authorization by all requisite action on the part of such Subsidiary of the execution and delivery of such Subsidiary Guaranty or such Subsidiary Guaranty Supplement and the performance by such Subsidiary of its obligations under the Subsidiary Guaranty; and
(iii)    if requested by the Required Holders, an opinion of counsel reasonably satisfactory to the Required Holders covering such matters relating to such Subsidiary, such Subsidiary Guaranty Supplement or the Subsidiary Guaranty, as the case may be, as the Required Holders may reasonably request.
(b)    At the election of the Company and by written notice to each holder of the Notes containing a certification by a Responsible Officer as to the matters set forth in clauses (1) through (3) below, any Subsidiary Guarantor may be discharged from all of its obligations and liabilities under its Subsidiary Guaranty and shall be automatically released from its obligations thereunder without the need for the execution or delivery of any other document by the holders, if, as at the date of such notice (1) such Subsidiary Guarantor is not a guarantor or otherwise liable for or in respect of any Indebtedness under any Material Credit Facility (or will be released and discharged concurrently from such Material Credit Facility with the release of such Subsidiary Guarantor under the Subsidiary Guaranty), (2) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (3) no amount is then due and payable under the Subsidiary Guaranty.
Section 9.10.    Parent Guaranty.
(a)    If any Parent Guaranty Event occurs, the Company will cause (x) each of the then Parent Entities, within 45 days of the occurrence thereof, and (y) each Person that becomes a Parent Entity thereafter, promptly, to:

(1)    execute a guaranty agreement substantially in the form of Exhibit PG (a “Parent Guaranty”); and
(2)    deliver the following to each holder of a Note:
(i)    an executed counterpart of such Parent Guaranty;
(ii)    all documents as may be reasonably requested by the Required Holders to evidence the due organization, continuing existence and, where applicable, good standing of such Parent Entity and the due authorization by all requisite action on the part of such Parent Entity of the execution and delivery of such Parent Guaranty and the performance by such Parent Entity of its obligations under the Parent Guaranty; and
(iii)    if requested by the Required Holders, an opinion of counsel reasonably satisfactory to the Required Holders covering such matters relating to such Parent Entity and such Parent Guaranty, as the Required Holders may reasonably request.
(b)    At such time as no Parent Guaranty Event shall then exist and by written notice thereof to each holder of the Notes containing a certification by a Responsible Officer as to matters set forth in clauses (1) through (3) below, each Parent Entity may be discharged from all of its obligations and liabilities under the Parent Guaranty and shall be automatically released from its obligations thereunder without the need for the execution or delivery of any other document by the holders, if, as at the date of such notice (1) such Parent Entity is not a guarantor or otherwise liable for or in respect of any Indebtedness under any Material Credit Facility (or will be released and discharged concurrently from such Material Credit Facility with the release of such Parent Entity under the Parent Guaranty), (2) no Default under Section 11(h) or Section 11(i) (but only to the extent that Section 11(i) relates to Section 11(g)) or Event of Default shall have occurred and be continuing or would result therefrom and (3) no amount is then due and payable under the Parent Guaranty.
Section 10.    NEGATIVE COVENANTS.
The Company covenants that so long as any of the Notes are outstanding:
Section 10.1.    Transactions with Affiliates. The Company will not, and will not permit any of the Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) upon fair and reasonable terms which are not materially less favorable to the Company or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions solely between or among the Company and Wholly-Owned Subsidiaries, (c) transactions pursuant to agreements and arrangements described on Schedule 10.1, (d) the issuance of equity securities to Affiliates, (e) compensation, bonus and benefit arrangements with employees, officers, directors and trustees of the Company, the Subsidiaries or the Parent that are customary in the industry or are in the ordinary course consistent with past practices, (f) transactions with any Affiliate that manages any assets owned by the Consolidated Group; provided that any agreement therefor is expressly terminable by the asset owner without cause or penalty upon no more than 60 days’ prior notice, and (g) Restricted Payments permitted by Section 10.4. Subject to the requirements of Section 10.1(a), this Section shall not prohibit loans to and other investments by the Company or its Subsidiaries in Non-Wholly-Owned Subsidiaries or any Investment Affiliate, in each case that are otherwise not prohibited by this Agreement.
Section 10.2.    Fundamental Changes.
(a)    The Company will not, and will not permit any Subsidiary or any Parent Entity to, (1) merge into or consolidate with any other Person, (2) permit any other Person to merge into or consolidate with it which would result in a Change of Control, (3) sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) all or substantially all of their consolidated assets (including all or substantially all of the Equity Interests in the Subsidiaries) (in each case, whether now owned or hereafter acquired), or (4) liquidate or dissolve; provided that, the following events shall be permitted: (i) any Person may merge into the Company or a Parent Entity in a transaction in which the Company or such Parent Entity is the surviving corporation, (ii) any Person (other than the Company or a Parent Entity) may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary, (iii) any Parent Entity (other than the Parent) may merge into any other Parent Entity, (iv) any Subsidiary may liquidate or dissolve or sell, transfer, lease or otherwise dispose of its assets to the Company or to another Subsidiary, (v) any Subsidiary may liquidate or dissolve or merge into, or sell, transfer, lease or otherwise dispose of its assets to, another Person on an arm’s-length basis if the Company determines in good faith that such liquidation or dissolution, merger or disposition is in the best interests of the Company and is not materially disadvantageous to the holders of the Notes and (vi) the Company or any Subsidiary may sell, transfer, lease or otherwise dispose of any Subsidiary in connection with any disposition of assets that is not prohibited by this Agreement. The Company will not, and will not permit the Parent or any Guarantor to reorganize under the laws of a jurisdiction other than any state of the United States or the District of Columbia.
(b)    The Company will not, and will not permit any Subsidiary to, engage, to any material extent, in any business other than businesses of the type conducted by the Company and the Subsidiaries on the date of the Closing and businesses reasonably related, complementary, synergistic, ancillary or incidental thereto or reasonable extensions thereof.
Section 10.3.    Economic Sanctions, Etc. The Company will not, and will not permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (1) would cause any holder or any affiliate of such holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such holder, or (2) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.
Section 10.4.    Restricted Payments. Restricted Payments shall be permitted without restriction, provided that if (a) an Event of Default under Section 11(a), Section 11(b), Section 11(g) or Section 11(i) (but only to the extent that Section 11(i) relates to Section 11(g)) has occurred and is continuing or (b) the maturity of the Notes has been accelerated, the Company will not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payments except (1) if the Parent then maintains its REIT status, the amount required for the Parent (i) to continue to maintain its status as a REIT under the Code, and (ii) to avoid any entity-level tax, including tax under Section 4981 of the Code, or (2) to the Company or any Subsidiary.
Section 10.5.    Changes in Fiscal Periods. Unless required by a law, regulation or order of a Governmental Authority, the Company will not (a) permit the fiscal year of any Note Party to end on a day other than December 31 or (b) change a Note Party’s method of determining fiscal quarters; provided that if such change is required by such law, regulation or order, the Company shall give each holder of the Notes prior written notice of such change.
Section 10.6.    Burdensome Agreements. The Company will not, and will not permit any Subsidiary to, enter into or permit to exist any Contractual Obligation or Negative Pledge (other than this Agreement, the Guaranty Agreements, any Permitted Encumbrances or any Permitted Pari Passu Provision) that limits the ability of any Subsidiary to make Restricted Payments to any Note Party; provided, that this covenant shall not prohibit any customary limitation on Restricted Payments provided in favor of any holder of Nonrecourse Indebtedness incurred in the ordinary course of business by Subsidiaries of the Company that are not Note Parties, in each case, solely to the extent that such limitation restricts the ability of a Consolidated Party to make Restricted Payments to a Note Party.
Notwithstanding the foregoing, if at any time the corresponding “burdensome agreements” covenant set forth (1) in any Material Credit Facility is amended to be more or less restrictive than the foregoing covenant (herein, the “Burdensome Agreements Covenant”), then the foregoing Burdensome Agreements Covenant shall be deemed automatically amended in this Agreement to reflect the then most restrictive corresponding “burdensome agreements” covenant set forth in any Material Credit Facility or (2) in each Material Credit Facility is deleted or otherwise removed from or is no longer in effect, then the Burdensome Agreements Covenant shall, for as long as such corresponding covenant is deleted, otherwise removed from or no longer effective under each Material Credit Facility, be deemed no longer in effect under this Agreement; provided that the Burdensome Agreements Covenant shall not be deemed automatically amended in a manner that would cause it to become less restrictive or deemed no longer in effect if at the time thereof a Default or Event of Default shall have occurred and be continuing.
Section 10.7.    Financial Covenants.

(a)    Maximum Total Leverage Ratio. The Company will not, as of the last day of any fiscal quarter of the Company, commencing with the fiscal quarter ending June 30, 2021, permit the Total Leverage Ratio to exceed 60%; provided that the Company may elect that such ratio be permitted to exceed 60% in the fiscal quarter in which a Significant Acquisition occurs and for the three consecutive full fiscal quarters immediately thereafter, but in no event shall such ratio exceed 65% as of the last day of any fiscal quarter; provided however that the Company may not make any such election if, during the fiscal quarter in which such Significant Acquisition occurs or any of the three consecutive full fiscal quarters immediately thereafter, the maximum “total leverage ratio” that would be permitted under any public bond indenture of the Company is 60% or less. For purposes of determining the Total Leverage Ratio, (1) Total Outstanding Indebtedness shall be adjusted by deducting therefrom the aggregate amount of Unrestricted Cash to the extent available for the repayment of Total Outstanding Indebtedness to the extent that there is an equivalent amount of funded Indebtedness included in Total Outstanding Indebtedness that matures within 24 months from the applicable date of the calculation and (2) Total Asset Value shall be adjusted by deducting therefrom the amount by which Total Outstanding Indebtedness is adjusted pursuant to clause (1) above.
(b)    Maximum Secured Leverage Ratio. The Company will not, as of the last day of any fiscal quarter of the Company, commencing with the fiscal quarter ending June 30, 2021, permit Total Outstanding Secured Indebtedness to exceed 45% of Total Asset Value. For purposes of this covenant, (1) Total Outstanding Secured Indebtedness shall be adjusted by deducting therefrom the amount of Unrestricted Cash to the extent that there is an equivalent amount of funded Secured Indebtedness included in Total Outstanding Secured Indebtedness that matures within 24 months from the applicable date of the calculation (excluding any such Unrestricted Cash used to determine the unencumbered leverage ratio pursuant to clause (c) below as of such date) and (2) Total Asset Value shall be adjusted by deducting therefrom the amount by which Total Outstanding Secured Indebtedness is adjusted pursuant to clause (1) above.
Notwithstanding the foregoing, the Company will not, and will not permit any of the Subsidiaries to, secure any Indebtedness outstanding under or pursuant to any Material Credit Facility unless and until the Notes (any Guaranty Agreement and any other guarantee delivered in connection therewith) shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including an intercreditor agreement and, if so requested by the Required Holders, opinions of counsel to the Company and/or any such Subsidiary, as the case may be, from counsel that is reasonably acceptable to the Required Holders.
(c)    Maximum Unencumbered Leverage Ratio. The Company will not, at any time, permit Total Outstanding Unsecured Indebtedness (including the Notes) to exceed 60% of the Unencumbered Asset Value; provided that the Company may elect that such ratio be permitted to exceed 60% in the fiscal quarter in which a Significant Acquisition occurs and for the three consecutive full fiscal quarters immediately thereafter, but in no event shall such ratio exceed 65%; provided however that the Company may not make any such election if, during the fiscal quarter in which such Significant Acquisition occurs or any of the three consecutive full fiscal quarters immediately thereafter, the maximum “unencumbered leverage ratio” that would be permitted under any public bond indenture of the Company is 60% or less. For purposes of this covenant, (1) Total Outstanding Unsecured Indebtedness shall be adjusted by deducting therefrom the amount of Unrestricted Cash to the extent that there is an equivalent amount of funded Unsecured Indebtedness included in Total Outstanding Unsecured Indebtedness that matures within 24 months from the applicable date of the calculation (excluding any such Unrestricted Cash used to determine the secured leverage ratio pursuant to clause (b) above as of such date) and (2) Unencumbered Asset Value shall be adjusted by deducting therefrom the amount by which Total Outstanding Unsecured Indebtedness is adjusted pursuant to clause (1) above. For purposes of complying with Section 7.2(a), the calculation of this covenant shall be made as of last day of each fiscal quarter of the Company.
(d)    Minimum Fixed Charge Coverage Ratio. The Company will not, as of the last day of any fiscal quarter of the Company, commencing with the fiscal quarter ending June 30, 2021, permit EBITDA of the Company to be less than 1.5 times Fixed Charges (the “Fixed Charge Coverage Ratio”), all for the four consecutive fiscal quarters of the Company then most recent ended.
(e)    Minimum Unsecured Interest Coverage Ratio. The Company will not, as of the last day of any fiscal quarter of the Company, commencing with the fiscal quarter ending June 30, 2021, permit Unencumbered NOI to be less than 1.75 times Total Unsecured Interest Expense (the “Unsecured Interest Coverage Ratio”), all for the four consecutive fiscal quarters of the Company then most recently ended.
Notwithstanding the foregoing, if at any time the corresponding “unsecured interest coverage ratio” covenant set forth (1) in any Material Credit Facility is amended to be more or less restrictive than the foregoing covenant (herein, the “Unsecured Interest Ratio Covenant”), then the Unsecured Interest Ratio Covenant shall be deemed automatically amended in this Agreement to reflect the then most restrictive corresponding “unsecured interest coverage ratio” covenant set forth in any Material Credit Facility or (2) in each Material Credit Facility is deleted or otherwise removed from or is no longer in effect, then the Unsecured Interest Ratio Covenant shall, for as long as such corresponding covenant is deleted, otherwise removed from or no longer effective under each Material Credit Facility, be deemed no longer in effect under this Agreement; provided that the Unsecured Interest Ratio Covenant shall not be deemed automatically amended in a manner that would cause it to become less restrictive or deemed no longer in effect if at the time thereof a Default or Event of Default shall have occurred and be continuing.
(f)    Maximum Secured Recourse Leverage Ratio. The Company will not, as of the last day of any fiscal quarter of the Company, commencing with the fiscal quarter ending June 30, 2021, permit Total Outstanding Secured Recourse Indebtedness to exceed 5% of Total Asset Value (the “Secured Recourse Leverage Ratio”) at any time that the Company does not have an Investment Grade Rating.
Notwithstanding the foregoing, if at any time the corresponding “secured recourse leverage ratio” covenant set forth (1) in any Material Credit Facility is amended to be more or less restrictive than the foregoing covenant (herein, the “Secured Recourse Leverage Ratio Covenant”), then the Secured Recourse Leverage Ratio Covenant shall be deemed automatically amended in this Agreement to reflect the then most restrictive corresponding “secured recourse leverage ratio” covenant set forth in any Material Credit Facility or (2) in each Material Credit Facility is deleted or otherwise removed from or is no longer in effect, then the Secured Recourse Leverage Ratio Covenant shall, for as long as such corresponding covenant is deleted, otherwise removed from or no longer effective under each Material Credit Facility, be deemed no longer in effect under this Agreement; provided that the Secured Recourse Leverage Ratio Covenant shall not be deemed automatically amended in a manner that would cause it to become less restrictive or deemed no longer in effect if at the time thereof a Default or Event of Default shall have occurred and be continuing.
(g)    Calculation of Financial Covenants. For purposes of calculating the Financial Covenants under this Agreement:
(1)    for any period, the Financial Covenants shall be calculated based upon the most recent quarter-end financial statements delivered pursuant to Section 7.1(a) or Section 7.1(b), on a pro forma basis, giving effect to any asset disposition or acquisition during such period (in each case, in excess of, in any individual transaction or series of transactions (calculated based on the cumulative effect of any acquisitions offsetting corresponding dispositions in any series of transactions), 5.00% of the number of Owned Properties) and any incurrence, retirement or extinguishment of Indebtedness during such period, in the case of any calculation of the Fixed Charge Coverage Ratio or the Unsecured Interest Coverage Ratio, with such asset disposition or acquisition or such incurrence, retirement or extinguishment of Indebtedness being deemed to have occurred as of the first day of the period for which such Financial Covenants are being determined; and
(2)    the Financial Covenants set forth in Sections 10.7(a), (b), (d), and (f) with respect to any Investment Affiliate or any Non-Wholly-Owned Subsidiary shall be calculated in a manner such that only the Ownership Share of the applicable Investment Affiliate or Non-Wholly-Owned Subsidiary shall be taken into account, so that the Company will be credited (or debited, if applicable) only with the Ownership Share of the direct and indirect definitional and other components that are included in the calculation of such Financial Covenants.

Section 11.    EVENTS OF DEFAULT.
An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:
(a)    the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or
(b)    the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or
(c)    the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Section 10; or
(d)    the Company or any Guarantor defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) or in any Guaranty Agreement and such default is not remedied within 30 days after the earlier of (1) a Responsible Officer obtaining actual knowledge of such default and (2) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or
(e)    (1) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made, or (2) any representation or warranty made in writing by or on behalf of any Guarantor or by any officer of such Guarantor in any Guaranty Agreement or any writing furnished in connection with such Guaranty Agreement proves to have been false or incorrect in any material respect on the date as of which made; or
(f)    (1) the Company or any Subsidiary or any Guarantor is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Material Indebtedness beyond any period of grace provided with respect thereto (provided, that the failure to pay any such Indebtedness shall not constitute a Default or Event of Default so long as the Company, such Subsidiary or such Guarantor, as applicable, is diligently contesting the payment of the same by appropriate legal proceedings and the Company, such Subsidiary or such Guarantor has set aside, in a manner reasonably satisfactory to the Required Holders, a sufficient reserve to repay such Indebtedness plus all accrued interest thereon calculated at the default rate thereunder and the costs of enforcement in the event of an adverse outcome), or (2) the Company or any Subsidiary or any Guarantor is in default in the performance of or compliance with any term of any evidence of any Material Indebtedness or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Material Indebtedness has become, or has been declared (or, after the giving of all relevant notices and the expiration of all relevant grace periods, one or more Persons are entitled to declare such Material Indebtedness to be) due and payable before its stated maturity or before its regularly scheduled dates of payment, or (3) as a consequence of the occurrence or continuation of any event or condition (other than (v) the passage of time or the right of the holder of Material Indebtedness to convert such Material Indebtedness into equity interests, (w) Material Indebtedness that is Secured Indebtedness and that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Material Indebtedness, (x) regularly scheduled amortization payments with respect to Material Indebtedness, (y) customary non-default mandatory prepayments with respect to Material Indebtedness in connection with asset sales, casualty or condemnation events and (z) any such event or condition that constitutes a Change of Control requiring any purchase or repayment of Material Indebtedness (or offer therefor) pursuant to Section 8.7 and pursuant to a substantially similar prepayment requirement in any other agreement or instrument to which the Company or any Subsidiary or any Guarantor is a party, provided that the Company is in compliance with the provisions of Section 8.7 (and any corresponding provision of such other agreement or instrument)), (i) the Company or any Subsidiary or any Guarantor has become obligated to purchase or repay Material Indebtedness before its regular maturity or before its regularly scheduled dates of payment (or its equivalent in the relevant currency of payment), or (ii) after the giving of all relevant notices and the expiration of all relevant grace periods, one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Material Indebtedness; or
(g)    (1) any Note Party or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due or (2) any Note Party, any Parent Entity or any Material Subsidiary (i) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (ii) makes an assignment for the benefit of its creditors, (iii) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (iv) is adjudicated as insolvent or to be liquidated, or (v) takes corporate action for the purpose of any of the foregoing; or
(h)    a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by any Note Party, any Parent Entity or any Material Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of any Note Party, any Parent Entity or any Material Subsidiary, or any such petition shall be filed against any Note Party, any Parent Entity or any Material Subsidiary and such order or petition shall not be dismissed within 60 days; or
(i)    any event occurs with respect to any Note Party, any Parent Entity or any Material Subsidiary which under the laws of any jurisdiction is analogous to any of the events described in Section 11(g) or Section 11(h), provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding which most closely corresponds to the proceeding described in Section 11(g) or Section 11(h); or
(j)    one or more final judgments or orders for the payment of money (not covered by insurance as to which the insurer has been notified of such judgment or order and has not issued a notice denying coverage thereof) aggregating in excess of $100,000,000 (or its equivalent in the relevant currency of payment), are rendered against one or more of any Note Party or any Material Subsidiary and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or
(k)    if (1) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (2) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (3) there is any “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under one or more Plans, determined in accordance with Title IV of ERISA, (4) the aggregate present value of accrued benefit liabilities under all funded Non-U.S. Plans exceeds the aggregate current value of the assets of such Non-U.S. Plans allocable to such liabilities, (5) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (6) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, (7) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder, (8) the Company or any Subsidiary fails to administer or maintain a Non-U.S. Plan in compliance with the requirements of any and all applicable laws, statutes, rules, regulations or court orders or any Non-U.S. Plan is involuntarily terminated or wound up, or (9) the Company or any Subsidiary becomes subject to the imposition of a financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans; and any such event or events described in clauses (1) through (9) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect. As used in this Section 11(k), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA; or
(l)    any Guaranty Agreement shall cease to be in full force and effect, any Guarantor or any Person acting on behalf of any Guarantor shall contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of any Guaranty Agreement, in each case other than as a result of a termination pursuant to Section 9.9(b) or Section 9.10.
Section 12.    REMEDIES ON DEFAULT, ETC.
Section 12.1.    Acceleration.
(a)    If an Event of Default with respect to the Company described in Section 11(g), (h) or (i) (other than an Event of Default described in clause (2)(i) of Section 11(g) or described in clause (2)(v) of Section 11(g) by virtue of the fact that such clause encompasses clause (2)(i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.
(b)    If any other Event of Default has occurred and is continuing, the Required Holders may at any time at their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.
(c)    If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.
Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including interest accrued thereon at the applicable Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.
Section 12.2.    Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or any Guaranty Agreement, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.
Section 12.3.    Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the applicable Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.
Section 12.4.    No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, any Guaranty Agreement or any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including reasonable attorneys’ fees, expenses and disbursements.
Section 13.    REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.
Section 13.1.    Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2.    Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(3)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within 10 Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes of the same series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Schedule 1(a) or Schedule 1(b), as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of a series, one Note of such series may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.
Section 13.3.    Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(3)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and
(a)    in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or
(b)    in the case of mutilation, upon surrender and cancellation thereof, within 10 Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.
Section 14.    PAYMENTS ON NOTES.
Section 14.1.    Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Bank of America N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.
Section 14.2.    Payment by Wire Transfer. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in the Purchaser Schedule, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes of the same series pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.
Section 14.3.    FATCA Information. By acceptance of any Note, the holder of such Note agrees that such holder will with reasonable promptness duly complete and deliver to the Company, or to such other Person as may be reasonably requested by the Company, from time to time (a) in the case of any such holder that is a United States Person, such holder’s United States tax identification number or other forms reasonably requested by the Company necessary to establish such holder’s status as a United States Person under FATCA and as may otherwise be necessary for the Company to comply with its obligations under FATCA and (b) in the case of any such holder that is not a United States Person, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Company to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from any such payment made to such holder. Nothing in this Section 14.3 shall require any holder to provide information that is confidential or proprietary to such holder unless the Company is required to obtain such information under FATCA and, in such event, the Company shall treat any such information it receives as confidential.
Section 15.    EXPENSES, ETC..
Section 15.1.    Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable and documented costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, any Guaranty Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, any Guaranty Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, any Guaranty Agreement or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company, any Subsidiary or any Parent Entity or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and any Guaranty Agreement and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $5,000. If required by the NAIC, the Company shall obtain and maintain at its own cost and expense a Legal Entity Identifier (LEI).
The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).
Section 15.2.    Certain Taxes. The Company agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement or any Guaranty Agreement or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or any other jurisdiction where the Company or any Guarantor has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement or any Guaranty Agreement or of any of the Notes, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 15, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Company hereunder.
Section 15.3.    Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Guaranty Agreement or the Notes, and the termination of this Agreement.
Section 16.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.
All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and any Guaranty Agreement embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.
Section 17.    AMENDMENT AND WAIVER.
Section 17.1.    Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Company and the Required Holders, except that:
(a)    no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing;
(b)    no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (1) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (i) interest on the Notes or (ii) the Make-Whole Amount, (2) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver, or (3) amend any of Sections 8 (except as set forth in the second sentence of Section 8.2 and the second and third sentences of Section 8.5), 11(a), 11(b), 12, 17 or 20; and
(c)    any amendment or waiver of the defined term “Change of Control” set forth in Schedule A will be effective as to the holders of Notes, only with the written consent of the Company and the Change of Control Required Holders.
Section 17.2.    Solicitation of Holders of Notes.
(a)    Solicitation. The Company will provide each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or any Guaranty Agreement. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 17 or any Guaranty Agreement to each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.
(b)    Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of a Note as consideration for or as an inducement to the entering into by such holder of any waiver or amendment of any of the terms and provisions hereof or of any Guaranty Agreement or any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of a Note even if such holder did not consent to such waiver or amendment.
(c)    Consent in Contemplation of Transfer. Any consent given pursuant to this Section 17 or any Guaranty Agreement by a holder of a Note that has transferred or has agreed to transfer its Note to (1) the Company, (2) any Subsidiary or any other Affiliate or (3) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with the Company and/or any of its Affiliates, in each case in connection with such consent, shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.
Section 17.3.    Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 or any Guaranty Agreement applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any holder of a Note and no delay in exercising any rights hereunder or under any Note or Guaranty Agreement shall operate as a waiver of any rights of any holder of such Note.
Section 17.4.    Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, any Guaranty Agreement or the Notes, or have directed the taking of any action provided herein or in any Guaranty Agreement or the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.
Section 18.    NOTICES.
Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid) or (c) by an internationally recognized overnight delivery service (charges prepaid). Any such notice must be sent:

(1)    if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in the Purchaser Schedule, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,
(2)    if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or
(3)    if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Jon Olsen, Executive Vice President, Corporate Strategy and Finance (jolsen@invitationhomes.com), with copies to Mark Solls, Executive Vice President, Chief Legal Officer (msolls@invitationhomes.com) and Invitation Homes Capital Markets Team (Capital.Markets.Team@invitationhomes.com), or at such other address as the Company shall have specified to the holder of each Note in writing.
Notices under this Section 18 will be deemed given only when actually received.
Section 19.    REPRODUCTION OF DOCUMENTS.
This Agreement and all documents relating hereto, including (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.
Section 20.    CONFIDENTIAL INFORMATION.
For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (1) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (2) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 20, (3) any other holder of any Note, (4) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (5) any Person from which it offers to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (6) any federal or state regulatory authority having jurisdiction over such Purchaser, (7) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (8) any other Person to which such delivery or disclosure may be necessary or appropriate (i) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (ii) in response to any subpoena or other legal process, (iii) in connection with any litigation to which such Purchaser is a party or (iv) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or any Guaranty Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying this Section 20.
In the event that as a condition to receiving access to information relating to the Company or the Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 20 shall supersede any such other confidentiality undertaking.
Section 21.    SUBSTITUTION OF PURCHASER
Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such

Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.
Section 22.    MISCELLANEOUS.
    Section 22.1.    Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) whether so expressed or not, except that, subject to Section 10.2, the Company may not assign or otherwise transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of each holder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.
Section 22.2.    Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (a) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (b) all financial statements shall be prepared in accordance with GAAP.
Section 22.3.    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
Section 22.4.    Construction, Etc.
(a)    Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
(b)    Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes”

and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the Notes, shall also include any such notes issued in substitution therefor pursuant to Section 13, (b) subject to Section 22.1, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Schedules and Exhibits shall be construed to refer to Sections of, and Schedules and Exhibits to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.
(c)    Any reference in this Agreement to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a Division as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any Division Successor shall constitute a separate Person hereunder (and each Division of any Person that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
Section 22.5.    Counterparts; Electronic Contracting. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. The parties agree to electronic contracting and signatures with respect to this Agreement, any Guaranty Agreement and all other documents delivered hereunder (other than the Notes). Delivery of an electronic signature to, or a signed copy of, this Agreement, any Guaranty Agreement and all other documents delivered hereunder (other than the Notes) by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. Notwithstanding the foregoing, if any Purchaser shall request manually signed counterpart signatures to this Agreement, any Guaranty Agreement or any other documents delivered hereunder, the Company hereby agrees to use its reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable.
Section 22.6.    Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choiceoflaw principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
Section 22.7.    Jurisdiction and Process; Waiver of Jury Trial.

(a)    The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
(b)    The Company agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 22.7(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.
(c)    The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.7(a) by mailing a copy thereof by registered, certified, priority or express mail (or any substantially similar form of mail), postage prepaid, return receipt or delivery confirmation requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (1) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (2) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.
(d)    Nothing in this Section 22.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
(e)    The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.

* * * * *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

INVITATION HOMES OPERATING PARTNERSHIP LP

By: Invitation Homes OP GP LLC,
as general partner

By:    /s/ Ernest M. Freedman
Name: Ernest M. Freedman
Title: Executive Vice President, Corporate
Strategy and Finance

[Signature Page to Note Purchase Agreement]

This Agreement is hereby
accepted and agreed to as
of the date hereof.

NEW YORK LIFE INSURANCE COMPANY

By: /s/ Andrew Leisman
Name: Andrew Leisman, CFA
Title: Corporate Vice President

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
By: NYL Investors LLC, its Investment
Manager

By: /s/ Andrew Leisman
Name: Andrew Leisman, CFA
Title: Senior Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 30C)
By: NYL Investors LLC, its Investment
Manager

By: /s/ Andrew Leisman
Name: Andrew Leisman, CFA
Title: Senior Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 30E)
By: NYL Investors LLC, its Investment
Manager

By: /s/ Andrew Leisman
Name: Andrew Leisman, CFA
Title: Senior Director

[Signature Page to Note Purchase Agreement]

LIFE INSURANCE COMPANY OF NORTH AMERICA
By: NYL Investors LLC, its Investment
Manager

By: /s/ Andrew Leisman
Name: Andrew Leisman, CFA
Title: Senior Director

NEW YORK LIFE GROUP INSURANCE COMPANY OF NY

By: NYL Investors LLC, its Investment
Manager

By: /s/ Andrew Leisman
Name: Andrew Leisman, CFA
Title: Senior Director

THE BANK OF NEW YORK MELLON, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS TRUSTEE UNDER THAT CERTAIN TRUST AGREEMENT DATED AS OF DECEMBER 30, 2020, BY AND AMONG LIFE INSURANCE COMPANY OF NORTH AMERICA, AS GRANTOR, CONNECTICUT GENERAL LIFE INSURANCE COMPANY, AS BENEFICIARY, AND THE BANK OF NEW YORK MELLON, AS TRUSTEE
By: NYL Investors LLC, its Investment
Manager

By: /s/ Andrew Leisman
Name: Andrew Leisman, CFA
Title: Senior Director
[Signature Page to Note Purchase Agreement]

THE BANK OF NEW YORK MELLON, A BANKING CORPORATION ORGANIZED UNDER THE LAWS OF NEW YORK, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS TRUSTEE UNDER THAT CERTAIN TRUST AGREEMENT DATED AS OF JULY 1ST, 2015, BETWEEN NEW YORK LIFE INSURANCE COMPANY, AS GRANTOR, JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.), AS BENEFICIARY, JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK, AS BENEFICIARY, AND THE BANK OF NEW YORK MELLON, AS TRUSTEEBy: New York Life Insurance Company, its attorney-in-fact

By: /s/ Andrew Leisman
Name: Andrew Leisman, CFA
Title: Corporate Vice President

COMPSOURCE MUTUAL INSURANCE COMPANY
By: NYL Investors LLC, its Investment Manager

By: /s/ Andrew Leisman
Name: Andrew Leisman, CFA
Title: Senior Director

[Signature Page to Note Purchase Agreement]

This Agreement is hereby
accepted and agreed to as
of the date hereof.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By: Barings LLC, as Investment Manager

By: /s/ George Stone
Name: George Stone
Title: Managing Director

[Signature Page to Note Purchase Agreement]

This Agreement is hereby
accepted and agreed to as
of the date hereof.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York domiciled life insurance company

By: Nuveen Alternatives Advisors LLC, a Delaware limited liability company, its investment manager

By: /s/ Jeffrey J. Hughes
Name: Jeffrey J. Hughes
Title: Senior Director

[Signature Page to Note Purchase Agreement]

This Agreement is hereby
accepted and agreed to as
of the date hereof.

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By: /s/ Gwendolyn S. Foster
Name: Gwendolyn S. Foster
Title: Managing Director

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA.

By: /s/ Gwendolyn S. Foster
Name: Gwendolyn S. Foster
Title: Managing Director
[Signature Page to Note Purchase Agreement]

DEFINED TERMS
As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:
“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.
“Agreement” means this Note Purchase Agreement, including all Schedules and Exhibits attached to this Agreement.
“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.
“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.
“Balance Sheet Cash” means the Ownership Share of all cash and Cash Equivalents, including cash and Cash Equivalents held as collateral, in escrow in a bank account by a lender, creditor or counterparty and from like-kind exchanges, in each case, of the Consolidated Group.
“Bank Credit Agreement” means that certain Amended and Restated Revolving Credit and Term Loan Agreement dated as of December 8, 2020 among the Company, as borrower, the lenders party thereto, Bank of America, N.A., as administrative agent, the joint lead arrangers, the joint bookrunners and the passive joint lead arrangers party thereto, Wells Fargo Bank, National Association, as syndication agent, BBVA USA, as sustainability agent and coordinator, and the documentation agents, the senior managing agents and the managing agents party thereto, as amended, restated, supplemented or otherwise modified from time to time.
“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).
“Book Value” means, with respect to any asset, the book value of such asset determined in accordance with GAAP, without giving effect to depreciation but after taking into account any impairments.
Schedule A
(to Note Purchase Agreement)

“Burdensome Agreements Covenant” is defined in Section 10.6.
“Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Dallas, Texas or New York, New York are required or authorized to be closed.
“Capitalization Rate” means 6.00%; provided that, if any Material Credit Facility uses a “capitalization rate” for determining asset values thereunder that is higher or lower than 6.00%, then the capitalization rate herein shall be such higher or lower rate (provided that the highest capitalization rate then applicable under any Material Credit Facility shall apply hereunder if more than one Material Credit Facility exists); provided, further, that in no event may the capitalization rate herein be less than 5.00%.
“Cash Equivalents” means:
(a)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;
(b)    investments in commercial paper maturing within 365 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;
(c)    investments in certificates of deposit, banker’s acceptances and time deposits maturing within 365 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any state thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;
(d)    fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and
(e)    money market funds that (1) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (2) are rated “AAA” by S&P and “Aaa” by Moody’s and (3) have portfolio assets of at least $5,000,000,000.
“Change of Control” means the occurrence, for any reason whatsoever, of any of the following events:
(a)    the Parent or a Wholly-Owned Subsidiary of the Parent shall cease to Control, directly or indirectly, the Company GP; or

(b)    any “person” or “group” (within the meaning of Rule 13d-5 of the Exchange Act as in effect on the date of the Closing) shall beneficially own more than 50% of the then outstanding voting Equity Interests of the Parent; or
(c)    the Parent ceases to beneficially own, directly or indirectly, more than 50% of the total voting power of the then outstanding voting Equity Interests of the Company. For purposes of this definition, a person or persons or group or groups shall be deemed to have a majority of the total voting power of the then outstanding voting Equity Interests in a limited liability company, partnership, association or other business entity if such person or persons or group or groups shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or Control the managing member, managing director or other governing body or general partner of such limited liability company, partnership, association or other business entity.
“Change of Control Prepayment Date” is defined in Section 8.7.
“Change of Control Prepayment Notice” is defined in Section 8.7.
“Change of Control Required Holders” means at any time on or after the Closing, the holders of more than 66.67% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).
“Change of Control Response Date” is defined in Section 8.7.
“Closing” is defined in Section 3.
“Code” means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder from time to time.
“Company” is defined in the first paragraph of this Agreement.
“Company GP” means Invitation Homes OP GP LLC, a Delaware limited liability company, if it is the general partner of the Company, or, if not, any Subsidiary of the Parent that is the general partner of the Company.
“Condominium Property” means any Owned Property that is an individual residential condominium unit in a low-rise or high-rise condominium project, but not a single family home.
“Confidential Information” is defined in Section 20.
“Consolidated Group” means the Company and all of the Subsidiaries which are consolidated with the Company for financial reporting purposes under GAAP.
“Consolidated Party” means a member of the Consolidated Group.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by contract or otherwise; and the terms “Controlled” and “Controlling” shall have meanings correlative to the foregoing.
“Controlled Entity” means (a) any of the Subsidiaries and any of their or the Company’s respective Controlled Affiliates and (b) the Parent Entities and any of their respective Controlled Affiliates.
“Debt Rating” means, as of any date of determination, the rating as determined by S&P, Moody’s and/or Fitch of the Company’s non-credit enhanced, senior unsecured long-term debt.
“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.
“Default Rate” means, with respect to any Note, that rate of interest per annum that is the greater of (a) 2.00% above the rate of interest stated in clause (a) of the first paragraph of such Note or (b) 2.00% over the rate of interest publicly announced by Bank of America, N. A. in New York, New York as its “base” or “prime” rate.
“Development Property” means a Real Estate Asset (a) the primary purpose of which is to be leased in the ordinary course of business upon completion to end users, (b) on which construction, redevelopment or material rehabilitation of material improvements has commenced and is continuing to be performed and (c) that is classified as “construction in progress” (or a similar term) on the Company’s balance sheet.
“Direct Owner” has the meaning set forth in the definition of “Unencumbered Asset.”
“Disclosure Documents” is defined in Section 5.3.
“Dividing Person” has the meaning assigned to it in the definition of “Division.”
“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.
“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“EBITDA” means, with respect to any Person for any period and without duplication, the sum of: (a) net income (loss) of such Person for such period determined on a consolidated basis excluding the following (but only to the extent included in determining net income (loss) for such period): (1) depreciation and amortization; (2) interest expense; (3) income tax expense; (4) extraordinary or nonrecurring items, including gains and losses from the sale of assets; (5) non-cash charges (other than non-cash charges that constitute an accrual of a reserve for future cash payments) and non-cash gains (other than any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced net income in any prior period); (6) expenses of opening and marketing promotions; and (7) equity in net income (loss) of its Investment Affiliates; plus (b) such Person’s Ownership Share of EBITDA of its Investment Affiliates. EBITDA of any Person shall be adjusted to remove any impact from straight line rent leveling adjustments required under GAAP and amortization of intangibles pursuant to FASB ASC 805. For purposes of this definition, nonrecurring items shall be deemed to include (1) gains and losses on early extinguishment of Indebtedness, (2) severance and other restructuring charges, (3) transaction costs of acquisitions, dispositions, capital markets offerings, debt financings and amendments thereto not permitted to be capitalized pursuant to GAAP (including any portion of the purchase price payable with respect to an acquisition that is not permitted to be capitalized pursuant to GAAP), (4) impairment losses and (5) equity based, non-cash compensation.
“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System or any successor SEC electronic filing system for such purposes.
“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to Hazardous Materials.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
“ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder from time to time in effect.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.
“Event of Default” is defined in Section 11.
“Exchange Act” means the Securities Exchange Act of 1934.
“FASB ASC” means Financial Accounting Standards Board Accounting Standards Codification.

“FATCA” means (a) sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), together with any current or future regulations or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing clause (a), and (c) any agreements entered into pursuant to section 1471(b)(1) of the Code.
“Financial Covenants” means the financial covenants set forth in Section 10.7.
“Financing Lease Obligation” means, at any time any determination thereof is to be made, the amount of the liability in respect of a Financing Lease; provided, that, any obligations of the Company or its Subsidiaries either existing on the date of the Closing or created prior to any re-characterization described below (a) that were not included on the consolidated balance sheet of the Company as financing or capital lease obligations and (b) that are subsequently re-characterized as financing or capital lease obligations or indebtedness due to a change in accounting treatment or otherwise, shall for all purposes under this Agreement (including the calculation of Net Operating Income and EBITDA) not be treated as financing or capital lease obligations, Financing Lease Obligations or Indebtedness.
“Financing Leases” means all leases that have been or are required to be, in accordance with GAAP, recorded as a financing or capital leases (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP; provided, that, for all purposes hereunder the amount of obligations under any Financing Lease shall be the amount thereof accounted for as a liability on a balance sheet in accordance with GAAP.
“Fitch” means Fitch, Inc.
“Fixed Charge Coverage Ratio” is defined in Section 10.7(d).
“Fixed Charges” means, for any period, the sum of (a) Total Interest Expense, (b) all regularly scheduled principal payments due on account of Total Outstanding Indebtedness (excluding balloon, bullet or similar payments of principal due upon the stated maturity of Indebtedness), (c) all cash dividends payable on account of preferred stock or preferred operating partnership units of the Company or any other Person in the Consolidated Group, and (d) the Ownership Share of all cash dividends payable on account of preferred stock or preferred operating partnership units of any Investment Affiliate.
“Form 10K” means the Company’s Annual Report required to be filed with the SEC.
“Form 10Q” means the Company’s Quarterly Report required to be filed with the SEC.
“GAAP” means (a) generally accepted accounting principles as in effect from time to time in the United States and (b) for purposes of Section 9.6, with respect to any Subsidiary,

generally accepted accounting principles (including International Financial Reporting Standards, as applicable) as in effect from time to time in the jurisdiction of organization of such Subsidiary; provided, however, that (1) if the Company notifies the holders of the Notes that the Company requests an amendment to any provision of this Agreement to eliminate the effect of any change in accounting principles or change as a result of the adoption or modification of accounting policies (including the impact of Accounting Standards Update 2016-12, Revenue from Contracts with Customers (Topic 606) or similar revenue recognition policies or any change in the methodology of calculating reserves for returns, rebates and other chargebacks) occurring after the date of the Closing in GAAP or in the application thereof on the operation of such provision (or if the Required Holders notify the Company that they request an amendment to any provision of this Agreement for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then (i) such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (ii) the Company shall provide to the holders of the Notes financial statements and other documents required under this Agreement or as reasonably requested under this Agreement setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP, (2) GAAP shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB ASC Topic 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any of the Subsidiaries at “fair value,” as defined therein, and Indebtedness shall be measured at the aggregate principal amount thereof, and (3) the accounting for operating leases and financing or capital leases under GAAP as in effect on the date of the Closing (including FASB ASC 840) shall apply for the purposes of determining compliance with the provisions of this Agreement, including the definition of Financing Leases and obligations in respect thereof on a basis consistent with that reflected in the most recent audited financial statements set forth in Schedule 5.5, unless the Company and the Required Holders shall enter into a mutually acceptable amendment addressing such changes, as provided for above.
“Governmental Authority” means
(a)    the government of
(1)    the United States or any state or other political subdivision thereof, or
(2)    any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or
(b)    any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office or official of any public international organization.
“guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other payment obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other payment obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other payment obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or payment obligation; provided, that the term guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations in effect on the date of the Closing or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such payment obligations with respect to Indebtedness). The amount of any guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary payment obligation, or portion thereof, in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.
“Guarantors” means (a) each Subsidiary Guarantor, and (b) from and after the date it is required to execute and deliver the Parent Guaranty pursuant to Section 9.10, each Parent Entity.
“Guaranty Agreements” means, collectively, each Subsidiary Guaranty and, if required, the Parent Guaranty from and after the date it is required to be executed and delivered pursuant to Section 9.10 (and each individually, a “Guaranty Agreement”).
“Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law, including asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.
“HOA” means a homeowners or condominium association, board, corporation or similar entity with authority to create a Lien on an Owned Property as a result of the non-payment of HOA Fees that are payable with respect to such Owned Property.

“HOA Fees” means all homeowner’s and condominium dues, fees, assessments and impositions, and any other charges levied or assessed or imposed against an Owned Property, or any part thereof, by an HOA.
“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 8.7, 12, 17.2 and 18 and any related definitions in this Schedule A, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business and accruals for payroll and other liabilities accrued in the ordinary course), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all guarantees by such Person of Indebtedness of others, (h) all Financing Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, in each case, if and to the extent that the foregoing would constitute indebtedness or a liability in accordance with GAAP; provided, that Indebtedness of any direct or indirect parent of the Company appearing on the balance sheet of the Company solely by reason of push-down accounting under GAAP shall be excluded. The Indebtedness of any Person shall (1) include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is personally liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except any Indebtedness to the extent that any such Person is not personally liable therefor pursuant to the terms of any such Indebtedness, and (2) exclude obligations under or in respect of Non-Financing Lease Obligations (to the extent they are treated as operating leases in the most recent financial statements in existence on the date of the Closing), straight-line leases, operating leases or sale lease-back transactions (except any resulting Financing Lease Obligations).
For all purposes hereof, the Indebtedness of any Person shall in the case of the Company and the Subsidiaries exclude all intercompany indebtedness made in the ordinary course between Consolidated Parties.
“INHAM Exemption” is defined in Section 6.2(e).
“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.
“Investment Affiliate” means any Person in which the Consolidated Group, directly or indirectly, owns any Equity Interests, whose financial results are not consolidated under GAAP with the financial results of the Consolidated Group.
“Investment Grade Rating” means a Debt Rating of the Company of “BBB-” or better from S&P or “Baa3” or better from Moody’s.
“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest, or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting all or any portion of such asset or any interest therein, or any direct or indirect interest in the Company or any other Note Party, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances, but excluding any UCC financing statement filed as a fixture filing, mortgage, deed of trust or deed to secure debt, in each case, in respect of third party indebtedness which has been repaid in full and all commitments, security interests and guarantees in connection therewith which have been terminated and released, for no more than 75 days after such repayment.
“Make-Whole Amount” is defined in Section 8.6.
“Management Fees” means with respect to any Person, all fees and income earned by such Person for the applicable period in connection with the management, development, and operations of a property including all property management fees, asset management fees, leasing and sales commissions, development fees, construction management fees, tenant coordination fees, legal fees, accounting fees, tax preparation fees, consulting fees, and financing or debt placement fees.
“Material” means material in relation to the business, operations, properties or condition (financial or otherwise) of the Note Parties and their respective subsidiaries taken as a whole.
“Material Adverse Effect” means a material adverse effect on (a) the business, operations, properties or condition (financial or otherwise) of the Note Parties and their respective subsidiaries taken as a whole, (b) the ability of the Note Parties, taken as a whole, to perform any of their obligations under this Agreement, the Notes or any Guaranty Agreement or (c) the validity or enforceability of this Agreement, the Notes or any Guaranty Agreement.
“Material Credit Facility” means, as to the Company and the Subsidiaries,
(a)    the Bank Credit Agreement;

(b)    to the extent different from the Bank Credit Agreement (or at any time that the Bank Credit Agreement shall cease to be outstanding), the largest “recourse” bank lending agreement or facility (by aggregate commitments, including both drawn and undrawn commitments in the case of a revolving credit facility) of the Company from time to time that is used to fund the general operations and working capital requirements of the Company; and
(c)    any other note purchase agreement or similar document, instrument or agreement executed in connection with a private placement debt financing.
“Material Indebtedness” means Indebtedness (other than the Notes and Nonrecourse Indebtedness (including term loan and/or term securitization transactions that are conducted pursuant to either a Rule 144A under the Securities Act or registered public offering or similar form of securitization transaction so long as any such transaction satisfies the requirements of Nonrecourse Indebtedness)), or obligations in respect of one or more Swap Agreements, of any one or more of the Company, the Subsidiaries or any Guarantor in an aggregate principal amount exceeding $100,000,000 (or its equivalent in the relevant currency of payment). For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary or any Guarantor in respect of any Swap Agreement at any time shall be the Swap Termination Value thereof as of such date.
“Material Subsidiaries” means, as of any date of determination, each Subsidiary or any group of Subsidiaries which contributed greater than $250,000,000 of Total Asset Value as of such date; provided that Material Subsidiaries shall not include any Subsidiary that is a borrower of Nonrecourse Indebtedness and is not a borrower, guarantor or otherwise obligated on any Recourse Indebtedness. A group of Subsidiaries each of which is not otherwise a Material Subsidiary (defined in the foregoing sentence) shall collectively constitute a Material Subsidiary if the group taken as a single entity satisfies the requirements of the foregoing sentence.
“Maturity Date” is defined in the first paragraph of each Note.
“Moody’s” means Moody’s Investors Service, Inc.
“MSA” means a metropolitan statistical area, as defined by the United States Office of Management and Budget (“OMB”); provided, that if the OMB modifies the definition of any metropolitan statistical area (whether by consolidating, dividing or modifying the boundaries of any metropolitan statistical area, or otherwise), the Required Holders, acting reasonably and in consultation with the Company, shall modify the definition of MSA, any specific MSA(s), and/or the associated criteria and requirements such that the commercial agreement in respect thereof as at the date of the Closing is maintained following, and notwithstanding, such modification by the OMB.
“Multi-Family Rental Property” means any Owned Property that is not a single family home.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).
“NAIC” means the National Association of Insurance Commissioners.
“Negative Pledge” means, with respect to a given asset, a provision of any document, instrument or agreement (including any charter, by-laws or other organizational documents), other than this Agreement, the Notes or any Guaranty Agreement, that prohibits, restricts or limits, or purports to prohibit, restrict or limit, the creation or assumption of any Lien on any assets of a Person as security for the Indebtedness of such Person or any other Person, or entitles another Person to obtain or claim the benefit of a Lien on any assets of such Person; provided, however, that (a) an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, (b) an agreement relating to Unsecured Indebtedness containing restrictions substantially similar to, or taken as a whole, not more restrictive than, the restrictions contained in this Agreement (as determined by the Company in good faith), (c) Permitted Transfer Restrictions and (d) Permitted Sale Restrictions, in each case, shall not constitute a Negative Pledge.
“Net Operating Income” means, with respect to any Real Estate Asset for any period, as determined in accordance with GAAP, an amount equal to (a) the Ownership Share of the rental income and other revenues from the operation of such Real Estate Asset, including from straight-lined rent and amortization of above or below market leases, minus (b) actual third party Management Fees with respect to such Real Estate Asset, minus (c) the Ownership Share of all expenses and charges incurred in connection with the operation and maintenance of such Real Estate Asset (including real estate taxes, insurance, homeowner association fees (when applicable), market-level personnel expenses, repairs and maintenance, leasing costs and marketing costs); but, for the avoidance of doubt, excluding the payment of or provision for debt service charges, interest expenses, income taxes, capital expenses, general and administrative expenses, non-cash compensation expenses, impairment and other similar expenses, acquisition costs, gain on sales of property, interest income and other miscellaneous income and expenses, depreciation and amortization expenses, and other non-cash expenses.
“Nonrecourse Indebtedness” means, with respect to a Person, Indebtedness for borrowed money (or the portion thereof) in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, misrepresentation, waste, environmental indemnities, prohibited transfers, violation of “special purpose entity” covenants, bankruptcy, insolvency, receivership or other similar events and other similar exceptions to recourse liability until a claim is made with respect thereto, and then in the event of any such claim, only a portion of such Indebtedness in an amount equal to the amount of such claim shall no longer constitute “Nonrecourse Indebtedness” for the period that such portion is subject to such claim) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.
“Non-Financing Lease Obligation” means a lease obligation that is not required to be accounted for as a financing or capital lease on both the balance sheet and the income statement for financial reporting purposes in accordance with GAAP. For the avoidance of doubt, a straight-line or operating lease shall be considered a Non-Financing Lease Obligation.
“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States by the Company or any Subsidiary primarily for the benefit of employees of the Company or one or more Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.
“Non-Wholly-Owned Subsidiary” means any consolidated subsidiary of the Company that is not a Wholly-Owned Subsidiary of the Company.
“Note Parties” means the Company and the Guarantors, and, at any time when no Subsidiary is required to be a Subsidiary Guarantor pursuant to clause (a) of Section 9.9, shall also include each Direct Owner of each Unencumbered Asset (regardless of whether such Person is a Subsidiary Guarantor).
“Notes” is defined in Section 1.
“Notes Rating” means the debt rating of the Notes as determined from time to time by any NRSRO.
“NRSRO” means (a) Fitch, Moody’s or S&P, or (b) or any other credit rating agency that is recognized as a nationally recognized statistical rating organization by the SEC and approved by the Required Holders, so long as, in each case, any such credit rating agency described in clause (a) or (b) above continues to be a nationally recognized statistical rating organization recognized by the SEC and is approved as a “Credit Rating Provider” (or other similar designation) by the NAIC.
“Occupied Owned Property” means, at any time, each Owned Property that is not a Vacant Owned Property.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs as of the date of this Agreement may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.
“Officer’s Certificate” means, with respect to any Person, a certificate of a Senior Financial Officer or of any other officer of such Person whose responsibilities extend to the subject matter of such certificate.

“Owned Property” means, at any time, any Real Estate Asset (a) that is a residential real property owned in fee simple and located in a state within the United States or in the District of Columbia and (b) no material part of which (1) has been damaged by fire or other casualty (unless damage has been or will be diligently repaired) or (2) has been condemned (unless the remaining portion of such property has been restored).
“Ownership Share” means (a) with respect to any Consolidated Party other than a Non-Wholly-Owned Subsidiary, 100%, (b) with respect to any Non-Wholly-Owned Subsidiary, the percentage of the issued and outstanding Equity Interests in such Non-Wholly-Owned Subsidiary held by the Consolidated Group, and (c) with respect to any Investment Affiliate, the percentage of the total Equity Interests held by the Consolidated Group in the aggregate, in such Investment Affiliate determined by calculating the greater of (1) the percentage of the issued and outstanding Equity Interests in such Investment Affiliate held by the Consolidated Group in the aggregate and (2) the percentage of the total Book Value of such Investment Affiliate that would be received by the Consolidated Group in the aggregate, upon liquidation of such Investment Affiliate, after repayment in full of all Indebtedness and other claims that would have priority in such a liquidation of such Investment Affiliate.
“Parent” means Invitation Homes Inc., a Maryland corporation.
“Parent Entities” means, collectively, the Parent and each subsidiary thereof that owns an Equity Interest in the Company, and “Parent Entity” means any of them individually.
“Parent Guaranty” is defined in Section 9.10(a)(1).
“Parent Guaranty Event” means the occurrence of any of the following: (a) one or more of the Parent Entities at any time directly owns properties or assets (other than (1) Equity Interests in the Company or an intermediate holding company or general partner of the Company, or (2) cash that is promptly distributed to equity holders of the Parent or (3) properties or assets that are promptly contributed to the Company) that, in the aggregate for all such Parent Entities, equals more than 2.00% of the total assets of the Consolidated Group; (b) one or more of the Parent Entities issues any Indebtedness or guarantees any Indebtedness, which Indebtedness, together with all other Indebtedness issued or guaranteed by such Parent Entities in the aggregate, is in excess of $50,000,000; provided, for the avoidance of doubt, that any payment obligation of a Parent Entity existing on the date of the Closing in respect of the 3.50% Convertible Senior Notes Due 2022 of IH Merger Sub, LLC will not be deemed to constitute Indebtedness of a Parent Entity for purposes of this definition to the extent that such Parent Entity holds in respect thereof a back-to-back obligation from the Company with economic terms that materially mirror those of such Parent Entity’s obligation; or (c) the Parent ceases for any reason to be a REIT.
“Pari Passu Obligations” means Unsecured Indebtedness (exclusive of the Notes or any Guaranty Agreement) of a Note Party owing to a Person that is not a Consolidated Party or a Person Controlled (directly or indirectly) by an Affiliate of any Consolidated Party.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.
“Permitted Encumbrances” means:
(a)    Liens imposed by law for taxes, impositions, HOA Fees, charges, liens or fees levied or assessed or imposed against a property by a Governmental Authority in connection with code violations, and any other charges levied or assessed or imposed against a property or any part thereof, in each such case, that are not yet delinquent or are being contested in compliance with Section 9.4;
(b)    statutory Liens of carriers, warehousemen, mechanics, materialmen, repairmen and other like Liens imposed by law, (1) securing obligations that are not overdue by more than 60 days after which the Company receives notice, (2) are being contested or bonded over in compliance with Section 9.4, (3) relate to tenant improvements and with respect to which the Company or the applicable Subsidiary is diligently enforcing its rights under a tenant lease to have removed by the applicable tenant, or (4) if not resolved in favor of the Company or the applicable Subsidiary, is not reasonably likely to result in a material impairment of the value of the asset subject to such Lien;
(c)    pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
(d)    the rights of tenants under leases or subleases not interfering with the ordinary conduct of business of the Company or any Subsidiary;
(e)    Liens (1) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection, (2) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business, and (3) in favor of a banking or other financial institution arising as a matter of law or under customary general terms and conditions encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;
(f)    deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
(g)    judgment liens in respect of judgments that do not constitute an Event of Default under Section 11(j);
(h)    Liens (1) on earnest money deposits in connection with purchases and sales of properties, (2) on cash advances in favor of the seller of any property to be acquired in an investment permitted pursuant to this Agreement, or (3) consisting of an agreement to dispose of any property;

(i)    Liens arising from precautionary UCC financing statement filings regarding leases entered into by the Company or any Subsidiary in the ordinary course of business;
(j)    Liens deemed to exist in connection with investments in repurchase agreements to the extent not prohibited under this Agreement;
(k)    easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;
(l)    Liens securing the Notes;
(m)    Liens securing any Swap Agreements entered into by any Subsidiary prior to and in connection with a Qualified Refinancing; provided that such Qualified Refinancing shall occur no later than 90 days from the date of the imposition of such Lien;
(n)    to the extent constituting a Lien, any Permitted Transfer Restrictions and any Permitted Sale Restrictions; and
(o)    that certain Lien with total combined commercial lien value of $40,000 evidenced by the Notice of International Commercial Lien, dated January 09, 2014, filed and recorded as File No. 044-2014-000121 in the Clerk of Superior Court of Dekalb County, Georgia, and that certain Public Notice of Commercial Lien, filed and recorded June 16, 2015, as lien book 1649, page 283, in the Clerk of Superior Court of Dekalb County, Georgia, together with the UCC financing statements filed in connection therewith and any amendments in respect of such UCC financing statements;
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.
“Permitted Pari Passu Provisions” means provisions that are contained in documentation evidencing or governing Pari Passu Obligations which provisions are the result of (a) limitations on the ability of a Consolidated Party to make restricted payments or to transfer property to a Note Party which limitations are not, taken as a whole, materially more restrictive than those contained in this Agreement, (b) limitations on the creation of any lien on any assets of a Person that are not, taken as a whole, materially more restrictive than those contained in this Agreement or (c) any requirement that Pari Passu Obligations be secured on an “equal and ratable basis” to the extent that Notes and/or the Guaranty Agreements are secured.
“Permitted Sale Restrictions” means obligations, encumbrances or restrictions contained in any arm’s-length sale agreement relating to the sale of any Subsidiary or assets, restricting the creation of Liens on, or the sale, transfer or other disposition of Equity Interests or assets that is subject to, such Subsidiary or assets pending such sale; provided that the obligations, encumbrances and restrictions apply only to the Subsidiary or assets that are subject to such sale agreement.
“Permitted Transfer Restrictions” means (a) reasonable and customary restrictions on transfer, mortgage liens, pledges and changes in beneficial ownership arising under management agreements, franchise agreements and ground leases entered into in the ordinary course of business (including in connection with any acquisition or development of any applicable property, without regard to the transaction value), including rights of first offer or refusal arising under such agreements and leases, in each case, that limit, but do not prohibit, sale or mortgage transactions and (b) reasonable and customary obligations, encumbrances or restrictions contained in agreements not constituting Indebtedness entered into with limited partners or members of the Company or of any other subsidiary of the Parent imposing obligations in respect of contingent obligations to make any tax “make whole” or similar payment arising out of the sale or other transfer of assets reasonably related to such limited partners’ or members’ interest in the Company or such Subsidiary pursuant to “tax protection” or other similar agreements.
“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.
“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.
“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.
“PTE” is defined in Section 6.2(a).
“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.
“Purchaser Schedule” means the Purchaser Schedule to this Agreement listing the Purchasers of the Notes and including their notice and payment information.
“QPAM Exemption” is defined in Section 6.2(d).
“Qualified Refinancing” means any transaction involving the incurrence by any Person of Nonrecourse Indebtedness (including term loan and/or term securitization transactions that are conducted pursuant to either a Rule 144A under the Securities Act or a registered public offering or similar form of securitization transaction) in an aggregate principal amount in excess of $50,000,000 encumbering any asset that previously constituted an Unencumbered Asset.
“Real Estate Asset” means, with respect to any Person, all of the right, title, and interest of such Person in and to land, improvements, and fixtures.
“Recourse Indebtedness” means, as of any date of determination, without duplication, Indebtedness that is not Nonrecourse Indebtedness.
“REIT” means a domestic trust or corporation that qualifies as a real estate investment trust under the provisions of § 856, et seq. of the Code or any successor provisions.
“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.
“Required Holders” means at any time on or after the Closing, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).
“Responsible Officer” means any Senior Financial Officer of the Company and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Company or any option, warrant or other right to acquire any such Equity Interests in the Company.
“S&P” means S&P Global Ratings.
“SEC” means the Securities and Exchange Commission of the United States.
“Secured Indebtedness” means all Indebtedness of any Person that is secured by a Lien on any asset of such Person.
“Secured Recourse Leverage Ratio” is defined in Section 10.7(f).
“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.
“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or comptroller of such Person.
“Series A Notes” is defined in Section 1.
“Series B Notes” is defined in Section 1.
“Significant Acquisition” means, the Company’s acquisition, directly or through a Subsidiary, pursuant to one transaction or a series of related transactions occurring within the same fiscal quarter of the Company, of one or more entities or property portfolios with total assets of at least $1,000,000,000.
“Source” is defined in Section 6.2.
“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” means any direct or indirect subsidiary of the Company.
“Subsidiary Guarantor” means each Subsidiary that has executed and delivered a Subsidiary Guaranty or a Subsidiary Guaranty Supplement and has not been released therefrom in accordance with Section 9.9(b).
“Subsidiary Guaranty” is defined in Section 9.9(a)(1).
“Subsidiary Guaranty Supplement” is defined in Section 9.9(a)(1).
“Substitute Purchaser” is defined in Section 21.
“SVO” means the Securities Valuation Office of the NAIC.
“Swap” means, any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1(a)(47) of the Commodity Exchange Act.

“Swap Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreement, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreement, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap.
“Total Asset Value” means, as of any date of determination, without duplication, an amount equal to the sum of the Consolidated Group’s Ownership Share of each of the following types of assets (in each case determined in accordance with GAAP as of such date of determination) owned by a Consolidated Party or Investment Affiliate:
(a)    with respect to each Occupied Owned Property that has been owned for at least four full fiscal quarters, an amount equal to the quotient of (1) the Net Operating Income from such Occupied Owned Property for such period, divided by (2) the Capitalization Rate (but in no event less than zero);
(b)    with respect to each Occupied Owned Property that has been owned for less than one full fiscal quarter, the Book Value of such Occupied Owned Property;
(c)    with respect to each Occupied Owned Property that has been owned for at least one full fiscal quarter, but fewer than four full fiscal quarters, either
(1)    the Book Value of such Occupied Owned Property; or
(2)    if the Company has made a one-time, irrevocable election by written notice to the holders of the Notes to value such Occupied Owned Property in accordance with this clause (c)(2) (and in a corresponding manner for purposes of determining the Unencumbered Asset Value if such Occupied Owned Property is an Unencumbered Asset); then
(i)    if such Occupied Owned Property has been owned for at least one full fiscal quarter, but fewer than two full fiscal quarters, an amount equal to (A) the aggregate Net Operating Income from such Occupied Owned Property for such fiscal quarter, multiplied by 4, divided by (B) the Capitalization Rate (but in no event less than zero);
(ii)    if such Occupied Owned Property has been owned for at least two full fiscal quarters, but fewer than three full fiscal quarters, an amount equal to (A) the aggregate Net Operating Income from such Occupied Owned Property for such two fiscal quarters, multiplied by 2, divided by (B) the Capitalization Rate (but in no event less than zero); and
(iii)    if such Occupied Owned Property has been owned for at least three full fiscal quarters, but fewer than four full fiscal quarters, an amount equal to (A) the aggregate Net Operating Income from such Occupied Owned Property for such three fiscal quarters, multiplied by 4/3, divided by (B) the Capitalization Rate (but in no event less than zero);
(d)    Unrestricted Cash and cash in respect of Section 1031 exchanges and cash held in escrow with respect to securitization transactions (excluding any portion thereof that has been deducted from Total Outstanding Indebtedness, Total Outstanding Secured Indebtedness or Total Outstanding Unsecured Indebtedness in the calculation of the Financial Covenants);
(e)    with respect to Undeveloped Land, the Book Value of such Undeveloped Land;
(f)    with respect to each Development Property
(1)    that has been included in the calculation of Total Asset Value for four or fewer fiscal quarters as of such date of determination, the Book Value of such Development Property; and
(2)    that has been included in the calculation of Total Asset Value for more than four fiscal quarters as of such date of determination, an amount equal to the quotient of (i) the aggregate Net Operating Income from such Development Property for such period, divided by (ii) the Capitalization Rate (but not less than zero);
(g)    with respect to each Vacant Owned Property, the Book Value of such Vacant Owned Property;

(h)    with respect to any mortgage loan receivable, the Book Value of such mortgage loan receivable; and
(i)    with respect to any investment by a Consolidated Party in the common equity interests of any Investment Affiliate that does not own any assets of the type described in clauses (a) through (h) above, the Book Value of such investment.
Notwithstanding anything to the contrary contained above:
(1)    in calculating Total Asset Value as of any date of determination, Real Estate Assets disposed of at any time prior to such date shall not be included in the calculation of Total Asset Value;
(2)    not more than 5% of Total Asset Value at any time may be in respect of Undeveloped Land, with any excess over such limit being excluded from Total Asset Value;
(3)    not more than 5% of Total Asset Value at any time may be in respect of Development Properties, with any excess over such limit being excluded from Total Asset Value;
(4)    not more than 5% of Total Asset Value at any time may be in respect of mortgage loan receivables, with any excess over such limit being excluded from Total Asset Value;
(5)    not more than 20% of Total Asset Value at any time may be in respect of investments in Investment Affiliates described in clauses (a) through (i) above, with any excess over such limit being excluded from Total Asset Value;
(6)    not more than 7.5% of Total Asset Value at any time may be in respect of investments described in clause (i) above, with any excess over such limit being excluded from Total Asset Value;
(7)    not more than $750,000,000 of Total Asset Value at any time may be in respect of Vacant Owned Properties, with any excess over such limit being excluded from Total Asset Value;
(8)    not more than 15% of Total Asset Value at any time may be in respect of Multi-Family Rental Properties, with any excess over such limit being excluded from Total Asset Value;
(9)    not more than 5% of Total Asset Value at any time may be in respect of Condominium Properties, with any excess over such limit being excluded from Total Asset Value;

(10)    the limitations set forth in clauses (2), (3), (4), (7), (8) and (9) above shall not apply to investments in Investment Affiliates, which shall be governed solely by clauses (1), (5) and (6) above and clause (11) below; and
(11)    not more than 30% of Total Asset Value at any time may be in respect of the sum of, without duplication, (i) investments described in clauses (e), (f), (g) and (h) above and (ii) the aggregate amount of investments in Investment Affiliates described in clauses (a) through (i) above, with any excess over such limit being excluded from Total Asset Value.
“Total Interest Expense” means, for any period, without duplication, the sum of (a) the Ownership Share of cash interest expense, determined in accordance with GAAP, of the Consolidated Group as of the final day of such period attributable to Total Outstanding Indebtedness and (b) the Ownership Share of any cash interest expense, determined in accordance with GAAP, of any Investment Affiliate, as of the final day of such period, whether recourse or non-recourse. Total Interest Expense shall exclude, for the avoidance of doubt, the following:
(a)    amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses, premiums, if any, pay-in-kind interest expense, the amortization of original issue discount resulting from the issuance of Indebtedness below par, and any other amounts of non-cash interest (including as a result of the effects of purchase accounting);
(b)    the accretion or accrual of discounted liabilities during such period;
(c)    any interest in respect of items excluded from Indebtedness in this Agreement;
(d)    non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under hedging agreements or other derivative instruments pursuant to FASB ASC 815;
(e)    any one-time cash costs associated with breakage in respect of hedging agreements for interest rates;
(f)    any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting; and
(g)    any expensing of commitment and other financing fees.
“Total Leverage Ratio” means, as of the last day of any fiscal quarter of the Company, a percentage determined by dividing (a) Total Outstanding Indebtedness by (b) Total Asset Value.

“Total Outstanding Indebtedness” means, as of any date of determination, without duplication, the sum of (a) the Ownership Share of all Indebtedness of the Consolidated Group outstanding at such date, determined on a consolidated basis in accordance with GAAP (other than intercompany Indebtedness between Consolidated Parties), plus (b) the applicable Ownership Share of all Indebtedness of each Investment Affiliate other than Indebtedness of such Investment Affiliate to a Consolidated Party; provided that obligations under Swap Agreements hedging the interest rate risk of Indebtedness for borrowed money of the Consolidated Group or an Investment Affiliate do not constitute Total Outstanding Indebtedness. For the avoidance of doubt, Total Outstanding Indebtedness shall not include any Indebtedness or other obligations evidenced pursuant to security certificates issued by Persons that are not Consolidated Parties (or, with respect to an Investment Affiliate, Persons that are not consolidated with such Investment Affiliate) in connection with securitization transactions, to the extent that (1) such security certificates are held by a Consolidated Party (or, with respect to an Investment Affiliate, an Investment Affiliate) and (2) such Indebtedness and other obligations are included as “Liabilities” on the Parent’s (or, with respect to an Investment Affiliate, an Investment Affiliate’s) balance sheets.
“Total Outstanding Secured Indebtedness” means, as of any date of determination, without duplication, the sum of (a) the Ownership Share of all Secured Indebtedness of the Consolidated Group outstanding at such date, determined on a consolidated basis in accordance with GAAP (other than intercompany Indebtedness between Consolidated Parties), plus (b) the applicable Ownership Share of all Indebtedness of each Investment Affiliate other than Indebtedness of such Investment Affiliate to a Consolidated Party; provided that obligations under Swap Agreements hedging the interest rate risk of Indebtedness for borrowed money of the Consolidated Group or an Investment Affiliate do not constitute Total Outstanding Secured Indebtedness. For the avoidance of doubt, Total Outstanding Secured Indebtedness shall not include any Indebtedness or other obligations evidenced pursuant to security certificates issued by Persons that are not Consolidated Parties (or, with respect to an Investment Affiliate, Persons that are not consolidated with such Investment Affiliate) in connection with securitization transactions, to the extent that (1) such security certificates are held by a Consolidated Party (or, with respect to an Investment Affiliate, an Investment Affiliate) and (2) such Indebtedness and other obligations are included as “Liabilities” on the Parent’s (or, with respect to an Investment Affiliate, an Investment Affiliate’s) balance sheets.
“Total Outstanding Secured Recourse Indebtedness” means, as of any date of determination, without duplication, Secured Indebtedness that constitutes Recourse Indebtedness.
“Total Outstanding Unsecured Indebtedness” means, as of any date of determination, without duplication, the sum of (a) the Ownership Share of all Unsecured Indebtedness of the Consolidated Group outstanding at such date, determined on a consolidated basis in accordance with GAAP (other than intercompany Indebtedness between Consolidated Parties), plus (b) the applicable Ownership Share of all Unsecured Indebtedness of each Investment Affiliate other than Indebtedness of such Investment Affiliate to a Consolidated Party; provided that obligations under Swap Agreements hedging the interest rate risk of Indebtedness for borrowed money of the Consolidated Group or an Investment Affiliate do not constitute Total Outstanding Unsecured Indebtedness. For the avoidance of doubt, Total Outstanding Unsecured Indebtedness shall not include any Indebtedness or other obligations evidenced pursuant to security certificates issued by Persons that are not Consolidated Parties (or, with respect to an Investment Affiliate, Persons that are not consolidated with such Investment Affiliate) in connection with securitization transactions, to the extent that (1) such security certificates are held by a Consolidated Party (or, with respect to an Investment Affiliate, an Investment Affiliate) and (2) such Indebtedness and other obligations are included as “Liabilities” on the Parent’s (or, with respect to an Investment Affiliate, an Investment Affiliate’s) balance sheets.
“Total Unsecured Interest Expense” means, for any period, without duplication, the portion of Total Interest Expense for such period that is attributable to Total Outstanding Unsecured Indebtedness.
“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.
“Undeveloped Land” means a Real Estate Asset that constitutes land on which no development (other than improvements that are not material and are temporary in nature) has occurred.
“Unencumbered Asset” means any Owned Property (including, for the avoidance of doubt, any Occupied Owned Property and any Vacant Owned Property), in each case, 100% of which is owned directly in fee simple by the Company or a Wholly-Owned Subsidiary thereof (in such capacity, each such owner, a “Direct Owner”) and which, as of any date of determination, meets each of the following criteria:
(a)    the Owned Property (including the right to receive income therefrom) is not subject to any Liens, claims, Negative Pledges, ground leases (except in the case of condominiums) or restrictions on transferability or assignability of any kind (including any such Lien, claim or restriction imposed by the organizational documents of any subsidiary, any Negative Pledge clause or similar provision that (x) restricts the owner thereof from granting a Lien on such Owned Property (or the right to receive income therefrom) to secure Indebtedness and other obligations arising under the Notes or (y) entitles an entity to a Lien on such asset upon the occurrence of any contingency) other than (1) Permitted Encumbrances or Liens in favor of the holders of the Notes, (2) Permitted Pari Passu Provisions and (3) customary restrictions on transferability contained in purchase and sale agreements entered into in connection with a disposition permitted under this Agreement (provided that such limitation shall only be effective against the assets or property that are the subject of such disposition), and customary provisions in joint venture agreements or other similar agreements applicable to Non-Wholly-Owned Subsidiaries that result in a change of control or that trigger a right of first offer or right of first refusal; and
(b)    the Direct Owner of the Owned Property is organized in a state within the United States or in the District of Columbia.
“Unencumbered Asset Value” means, as of any date of determination, without duplication, an amount equal to the sum of the Consolidated Group’s Ownership Share of each of the following (in each case determined in accordance with GAAP as of such date of determination):
(a)    Unrestricted Cash and cash in respect of Section 1031 exchanges, in each case, owned by a Consolidated Party (excluding any portion thereof that has been deducted from Total Outstanding Secured Indebtedness or Total Outstanding Unsecured Indebtedness in the calculation of the Financial Covenants);
(b)    with respect to each Unencumbered Asset that is an Occupied Owned Property and has been owned for at least four full fiscal quarters, an amount equal to the quotient of (1) the Net Operating Income from such Unencumbered Asset for such period, divided by (2) the Capitalization Rate (but in no event less than zero);
(c)    with respect to each Unencumbered Asset that is an Occupied Owned Property and has been owned for less than one full fiscal quarter, the Book Value of such Unencumbered Asset;
(d)    with respect to each Unencumbered Asset that is an Occupied Owned Property and has been owned for at least one full fiscal quarter, but fewer than four full fiscal quarters, either
(1)    the Book Value of such Unencumbered Asset, or
(2)    if the Company has made a one-time, irrevocable election by written notice to the holders of the Notes to value such Unencumbered Asset in accordance with this clause (d)(2) (and in a corresponding manner for purposes of determining the Total Asset Value of such Occupied Owned Property), then
(i)    if such Unencumbered Asset has been owned for at least one full fiscal quarter, but fewer than two full fiscal quarters, an amount equal to (A) the aggregate Unencumbered NOI from such Unencumbered Asset for such fiscal quarter, multiplied by 4, divided by (B) the Capitalization Rate (but in no event less than zero),
(ii)    if such Unencumbered Asset has been owned for at least two full fiscal quarters, but fewer than three full fiscal quarters, an amount equal to (A) the aggregate Unencumbered NOI from such Unencumbered Asset for such two fiscal quarters, multiplied by 2, divided by (B) the Capitalization Rate (but in no event less than zero), and
(iii)    if such Unencumbered Asset has been owned for at least three full fiscal quarters, but fewer than four full fiscal quarters, an amount equal to (A) the aggregate Unencumbered NOI from such Unencumbered Asset for such three fiscal quarters, multiplied by 4/3, divided by (B) the Capitalization Rate (but in no event less than zero); and

(e)    with respect to each Unencumbered Asset that is a Vacant Owned Property and is owned by a Consolidated Party and has been vacant for one year or less, the Book Value of such Vacant Owned Property.
Notwithstanding anything to the contrary contained above:
(1)    not more than 15% of Unencumbered Asset Value at any time may be in respect of Multi-Family Rental Properties, with any excess over such limit being excluded from Unencumbered Asset Value; and
(2)    not more than 5% of Unencumbered Asset Value at any time may be in respect of Condominium Properties, with any excess over such limit being excluded from Unencumbered Asset Value;
(3)    not more than $750,000,000 of Unencumbered Asset Value at any time may be in respect of Vacant Owned Properties, with any excess over such limit being excluded from Unencumbered Asset Value.
Notwithstanding anything to the contrary contained above, in calculating Unencumbered Asset Value as of any date of determination, (x) Unencumbered Assets disposed of at any time prior to such date shall not be included in the calculation of Unencumbered Asset Value and (y) if, at such date, a Subsidiary that is a Direct Owner of any Owned Property that constitutes an Unencumbered Asset is also a borrower or guarantor or otherwise obligated in respect of any Recourse Indebtedness, and has not provided a Subsidiary Guaranty, the Unencumbered Assets owned by such Subsidiary shall not be included in the calculation of Unencumbered Asset Value until such time as (a) all of the requirements of Section 9.9(a)(2) with respect to such Subsidiary have been satisfied or (b) the Required Holders have otherwise consented to such inclusion (such consent not to be unreasonably withheld, conditioned or delayed).
“Unencumbered NOI” means, for any period, Net Operating Income from Unencumbered Assets for such period.
“Unrestricted Cash” means all Balance Sheet Cash other than cash and Cash Equivalents that (a) are held as collateral, in escrow in a bank account by a lender, creditor or counterparty and cash in respect of Section 1031 exchanges, or are otherwise subject to a pledge, Lien or control agreement (excluding statutory liens in favor of any depositary bank where such cash and Cash Equivalents are maintained) or (b) are held by an entity other than a Consolidated Party as deposits or security for contractual obligations.
“Unsecured Indebtedness” means all Indebtedness of any Person that is not secured by a Lien on any asset of such Person.
“Unsecured Interest Coverage Ratio” has the meaning assigned to such term in Section 10.7(e).
“United States” or “U.S.” means the United States of America.

“United States Person” has the meaning set forth in Section 7701(a)(30) of the Code.
“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the rules and regulations promulgated thereunder from time to time in effect.
“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.
“Vacant Owned Property” means, at any time, an Owned Property that is vacant and held for sale to end users. For the avoidance of doubt, “held for sale” shall be determined in the discretion of the Company, which determination may not comport with the GAAP definition of such term.
“Wholly-Owned Subsidiary” means, with respect to any entity on any date, any corporation, partnership, limited liability company or other entity of which 100% of the equity interests and 100% of the ordinary voting power are, as of such date, owned and Controlled, directly or indirectly, by such entity. Unless otherwise specified, all references herein to a “Wholly-Owned Subsidiary” or to “Wholly-Owned Subsidiaries” shall refer to a Wholly-Owned Subsidiary or Wholly-Owned Subsidiaries of the Company.

FORM OF SERIES A NOTE
INVITATION HOMES OPERATING PARTNERSHIP LP
2.46% SENIOR NOTE, SERIES A, DUE MAY 25, 2028
No. AR - __    _________ __, 20__
$_________    PPN: 46187@ AA4

For Value Received, the undersigned, Invitation Homes Operating Partnership LP (herein called the “Company”), a Delaware limited partnership, hereby promises to pay to ____________, or registered assigns, the principal sum of ______________________ Dollars (or so much thereof as shall not have been prepaid) on May 25, 2028 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30day months) (a) on the unpaid balance hereof at the rate of 2.46% per annum from the date hereof, payable semiannually, on the twenty-fifth day of May and November in each year, commencing with the May 25th or November 25th next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (1) on any overdue payment of interest and (2) during the continuance of an Event of Default under Section 11(a), Section 11(b), Section 11(g)(2) or Section 11(h), on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 4.46% or (ii) 2.00% over the rate of interest publicly announced by Bank of America, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of May 25, 2021 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of,
Schedule 1(a)
(to Note Purchase Agreement)

the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

INVITATION HOMES OPERATING PARTNERSHIP LP

By: Invitation Homes OP GP LLC,
as general partner

By:
    Name:
    Title:

SCH. 1(a)-2

FORM OF SERIES B NOTE
INVITATION HOMES OPERATING PARTNERSHIP LP
3.18% SENIOR NOTE, SERIES B, DUE MAY 25, 2036
No. BR - __    _________ __, 20__
$_________    PPN: 46187@ AB2

For Value Received, the undersigned, Invitation Homes Operating Partnership LP (herein called the “Company”), a Delaware limited partnership, hereby promises to pay to ____________, or registered assigns, the principal sum of ______________________ Dollars (or so much thereof as shall not have been prepaid) on May 25, 2036 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30day months) (a) on the unpaid balance hereof at the rate of 3.18% per annum from the date hereof, payable semiannually, on the twenty-fifth day of May and November in each year, commencing with the May 25th or November 25th next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (1) on any overdue payment of interest and (2) during the continuance of an Event of Default under Section 11(a), Section 11(b), Section 11(g)(2) or Section 11(h), on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 5.18% or (ii) 2.00% over the rate of interest publicly announced by Bank of America, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of May 25, 2021 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of,
Schedule 1(b)
(to Note Purchase Agreement)

the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

INVITATION HOMES OPERATING PARTNERSHIP LP

By: Invitation Homes OP GP LLC,
as general partner

By:
    Name:
    Title:

SCH. 1(b)-2